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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Investors Real Estate Trust (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INVESTORS REAL ESTATE TRUST 1400 31st Ave SW, Suite 60 PO Box 1988 Minot, ND 58702-1988

August 7, 2017

Dear Fellow Shareholders:

It is a pleasure to invite you to attend the 47th Annual Meeting of Shareholders of Investors Real Estate Trust (the "Company") to be held on Tuesday, September 19, 2017, at 9:00 a.m. Central Daylight Time, at the Grand Hotel, 1505 North Broadway, Minot, North Dakota.

At the annual meeting, you will be asked to vote on the following items: (i) the election of the eight nominees named in the Proxy Statement as trustees of the Company, each for a term of one year and until his or her successor is duly elected and qualified; (ii) an advisory vote on executive compensation; (iii) an advisory vote on the frequency of holding future advisory votes on executive compensation; (iv) the ratification of Grant Thornton LLP as the Company's independent auditor for the current fiscal year; and (v) such other matters as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof. The annual meeting will also feature a report on the operations of the Company, followed by a question and answer period. After the annual meeting, you will have the opportunity to speak informally with the trustees and officers of the Company.

The Board of Trustees recommends that you vote to (i) elect the eight trustee nominees named in the Proxy Statement; (ii) approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; (iii) indicate, on an advisory basis, that future advisory votes on executive compensation be held on an annual basis; and (iv) ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the current fiscal year.

Information about the annual meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2017 proxy materials and 2017 Annual Report are available online at www.proxyvote.com.

On or about August 7, 2017, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our 2017 Proxy Statement and 2017 Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about August 7, 2017, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Our proxy materials are available at www.proxyvote.com.

Please refer to the Proxy Statement for details on the 2017 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly. I look forward to seeing you at the 2017 Annual Meeting.

Sincerely, INVESTORS REAL ESTATE TRUST
Mark O. Decker, Jr. President and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, September 19, 2017, at 9:00 a.m. CDT

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Investors Real Estate Trust (the "Company") will be held on Tuesday, September 19, 2017, at 9:00 a.m. Central Daylight Time, at the Grand Hotel, 1505 North Broadway, Minot, North Dakota, 58703, for the following purposes:

  1.
  To elect the eight nominees named in the Proxy Statement as trustees of the Company, each for a term of one year expiring at the 2018 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

  2.
  To hold an advisory vote on executive compensation (the "say on pay vote");

  3.
  To indicate, on an advisory basis, the frequency of holding future advisory votes on executive compensation (the "say on frequency vote");

  4.
  To ratify Grant Thornton LLP as the Company's independent auditor for the current fiscal year; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

The Company's Board of Trustees has fixed the close of business on July 21, 2017 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Investors Real Estate Trust's 2017 Annual Meeting of Shareholders to be held on September 19, 2017: The 2017 proxy materials and 2017 Annual Report are available at www.proxyvote.com.

By Order of the Board of Trustees,
Anne Olson General Counsel and Secretary

Minot, North Dakota
August 7, 2017

It is important that your shares be represented and voted at the 2017 Annual Meeting. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) in person at the 2017 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2017 Annual Meeting.

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INVESTORS REAL ESTATE TRUST

1400 31st Avenue SW, Suite 60
PO Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785

PROXY STATEMENT

August 7, 2017

Proxies are solicited by the Board of Trustees (the "Board" or "Board of Trustees") of Investors Real Estate Trust, a North Dakota real estate investment trust (the "Company"), for use at the Company's 2017 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, September 19, 2017, at 9:00 a.m. Central Daylight Time. The Annual Meeting will be held at the Grand Hotel, 1505 North Broadway, Minot, North Dakota, 58703. Only the holders of record of the Company's common shares of beneficial interest, no par value ("Shares" or "common shares"), at the close of business on July 21, 2017 (the "Record Date"), are entitled to vote at the Annual Meeting. The holders of the Company's 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value, are not entitled to vote at the Annual Meeting. As of the close of business on July 21, 2017, the Company had 120,586,875 Shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Thirty-three and one-third percent of the Shares outstanding on the Record Date must be present in person or represented by proxy to constitute a quorum.

The cost of soliciting proxies will be borne by the Company. The Company has engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 ("Morrow Sodali") to assist with the solicitation of proxies. The Company will pay Morrow Sodali a fee of $8,000 plus reimbursement of out-of-pocket expenses and disbursements currently estimated at an additional $6,000, with the final amount of such disbursements depending on the level of services actually provided. Trustees, officers and employees of the Company may, without additional compensation, solicit proxies by mail, email and/or telephone.

The Company is furnishing proxy materials to its shareholders primarily via the Internet. On or about August 7, 2017, the Company mailed to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Company's proxy materials, including the 2017 Proxy Statement and the 2017 Annual Report, and how to vote through the Internet, by mail or in person. On or about August 7, 2017, certain shareholders, in accordance with their prior requests, were sent e-mail notifications of how to access the proxy materials and to vote or have been mailed paper copies of the Company's proxy materials and a proxy card or voting form.

Internet distribution of the Company's proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company's proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the proxy materials to the beneficial owners of Shares and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to the beneficial owners. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan (the "DRSP Plan"), the proxy represents a voting instruction as to the number of full Shares in such shareholder's DRSP Plan account, as well as any Shares held directly by the shareholder.

You may vote your Shares at the Annual Meeting in person. If you cannot attend the Annual Meeting in person, or you wish to have your Shares voted by proxy even if you do attend the Annual Meeting, you may vote by duly authorized proxy over the Internet, by telephone or by mail. In order to vote over the Internet, you must first go to www.proxyvote.com, have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form available and follow the instructions.

In order to vote by telephone, you must call 1-800-690-6903, have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form available and follow the instructions.

To vote by mail using a proxy card, you must sign, date and mail the proxy card in the envelope provided. You may request a proxy card as instructed in the Notice of Internet Availability of Proxy Materials.

To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting.

All properly executed or authorized proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no vote is specified on such a proxy, or no vote is specified as to a particular proposal, the Shares represented by such proxy as to such no vote will be voted FOR the election of each of the eight trustee nominees, FOR the advisory approval of executive compensation, indicate an ANNUAL advisory vote on executive compensation and FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditor for the current fiscal year. If other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The Company has not received notice of other matters that may properly be presented for voting at the Annual Meeting.

Brokerage firms have authority to vote clients' unvoted shares on some "routine" matters. When a brokerage firm votes its clients' unvoted shares on routine matters, these shares are counted and are used to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients' unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved, but will be counted for purposes of determining the existence of a quorum to conduct business at the meeting.

The Company's proposal to ratify the selection of its independent auditor (Proposal 4) is considered a routine matter, but the election of trustees (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the advisory indication of the frequency of holding future advisory votes on executive compensation (Proposal 3) are not. If you hold your Shares in street name and you do not instruct your bank or broker how to vote in the election of trustees (Proposal 1), on the advisory vote on executive compensation (Proposal 2) and on the advisory indication of the frequency of holding future advisory votes on executive compensation (Proposal 3), no votes will be cast on your behalf for such proposals. Your bank or broker will, however, continue to have discretion to vote any uninstructed Shares on the ratification of the appointment of the Company's independent auditor (Proposal 4). Accordingly, if you hold Shares in street name in a bank or brokerage account, it is critical that you cast your vote if you want it to count in the election of trustees, the advisory vote on executive compensation and the advisory indication of the frequency of holding future advisory votes on executive compensation.

Shares entitled to vote but which, at the direction of the beneficial owner, are not voted on one or more matters ("abstentions") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees (Proposal 1); to approve, on an advisory basis, executive compensation (Proposal 2); and to ratify the selection of Grant Thornton LLP as the Company's independent auditor (Proposal 4). Regarding the advisory vote on the frequency of holding an advisory vote to approve executive compensation (Proposal 3), the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that is preferred by the shareholders.

If brokers and banks vote on their clients' behalf as directed to do so, such votes will affect the proposals as voted (either for or against or the indicated frequency). If brokers and banks do not receive voting instructions from their clients and, accordingly, do not vote on their clients' behalf, such broker non-votes will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved or the frequency indicated in the case of Proposal 3. Abstentions will have the effect of a vote against the proposals, and no effect in the case of Proposal 3.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before polls close at the Annual Meeting by either: (1) delivering to Anne Olson, the Secretary of the Company, a written notice of revocation or a duly executed proxy bearing a later date; (2) authorizing a subsequent proxy by telephone or through the designated Internet site; or (3) attending the Annual Meeting and voting in person. If your shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions on how to revoke your proxy.

The Company's principal executive offices are located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota, 58702. The Company's telephone number is (701) 837-4738 and facsimile number is (701) 838-7785.

PROPOSAL 1: ELECTION OF TRUSTEES

Description of Proposal

The Articles of Amendment and Third Restated Declaration of Trust of the Company (the "Declaration of Trust") provides that the Board of Trustees shall be comprised of not less than five nor more than fifteen trustees. The Board currently consists of eight trustees.

Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Linda J. Hall, Terrance P. Maxwell, Jeffrey L. Miller, John A. Schissel and John D. Stewart have been nominated for election as trustees at the Annual Meeting, to serve for a term of one year (expiring at the 2018 Annual Meeting of Shareholders) and until their successors are duly elected and qualified.

All the nominees are presently serving as trustees of the Board, and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board.

In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.

Required Vote

The affirmative vote of a majority of the votes of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees.

Vote Recommended

The Board recommends that shareholders vote FOR Ms. Linda J. Hall and Messrs. Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Terrance P. Maxwell, Jeffrey L. Miller, John A. Schissel and John D. Stewart.

Nominees

The following table sets forth the names of and biographical information regarding each of the nominees, including their age as of July 1, 2017, principal occupation, the year they each first became a trustee, their current Board committee memberships and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Jeffrey P. Caira Chair	Former Director — Co-Portfolio Manager with AEW Capital Management

Jeffrey P. Caira has served as a trustee of the Company since June 23, 2015, and as Chair of the Board since April 27, 2017. Mr. Caira has over 30 years of experience in the real estate industry. From 2003 to 2013, he served in various positions at AEW Capital Management, lastly as Director — Co-Portfolio Manager of the North American Diversified Strategy, a multi- billion dollar real estate securities portfolio, before retiring. Prior to that, Mr. Caira served as a Vice President-Portfolio Manager and Senior Analyst for Pioneer Investment Management, Inc. from 2000 to 2003, managing the U.S. real estate sector fund; and Vice-President — Senior Equity Research Analyst for RBC Dain Rauscher, Inc. (formerly Tucker Anthony) from 1998 to 2000, covering equity REITs. Currently, he serves on the Board of Directors for Riverway Condominium Trust. Mr. Caira graduated from the University of Notre Dame with a B.B.A. and holds an M.B.A. from the Kellogg School of Management. He is a licensed real estate broker in the Commonwealth of Massachusetts.

Mr. Caira brings the following experience, qualifications, attributes and skills to the Board: general business management, portfolio management, portfolio valuation and analysis of public securities and real estate, capital markets, investment banking, finance, strategic planning, property management and property acquisition experience from his over thirty years in the real estate industry; insight into governance and management best practices from over ten years of serving on boards of various non-profit organizations; and extensive business and personal contacts in the real estate and investment banking fields.

		60	2015	Chair of the Board of Trustees; Audit; Capital Markets; Executive

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Michael T. Dance
Former Chief Financial Officer of Essex Property Trust, Inc. (NYSE: ESS)

Michael T. Dance has served as a trustee of the Company since April 19, 2016. Mr. Dance has over 23 years of real estate industry experience and over 35 years of accounting and finance experience. From 2005 until he retired in late 2015, Mr. Dance served as Executive Vice President and Chief Financial Officer of Essex Property Trust, Inc. (NYSE: ESS), an S&P 500 Company and publicly traded REIT that acquires, develops, redevelops and manages multifamily residential properties in select West Coast markets. From 2002 to 2005, Mr. Dance was an independent consultant providing SOX compliance consultation and litigation support, and an adjunct Professor for the University of California at Berkeley, Haas School of Business. Mr. Dance began his career at KPMG in 1978, and was a partner from 1990 to 2002. He received his Bachelor's degree in Economics from California State University, East Bay, and is a Certified Public Accountant (retired).

Mr. Dance brings the following experience, qualifications, attributes and skills to the Board: general business management, corporate governance and finance and strategic planning experience from his executive-level position with a publicly traded REIT; real estate industry investment, development, acquisition, disposition, marketing and management experience from his approximately 22 years in the real estate industry; accounting and public reporting experience; and his extensive business and personal contacts in the real estate industry.

		60	2016	Audit; Capital Markets (Chair)

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Mark O. Decker, Jr.
President, Chief Executive Officer and Chief Investment Officer of the Company

Mark O. Decker, Jr. has served as a trustee of the Company since April 27, 2017 and has been employed by the Company since August 5, 2016. Mr. Decker has been the Company's President and Chief Investment Officer since August 5, 2016, and was also appointed as the Company's Chief Executive Officer on April 27, 2017. From 2011 to 2016, Mr. Decker served as the Managing Director and US Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. Prior to that, he served as Managing Director with Morgan Keegan & Company, Inc., a brokerage firm and investment banking business from February 2011 to September 2011, and worked with Robert W. Baird & Co. Incorporated, an employee-owned international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe and Asia, from 2004 to 2011, where he last served as Managing Director, Real Estate Banking. Mr. Decker holds a B.A. in History from the College of William & Mary.

Mr. Decker brings the following experience, qualifications, attributes and skills to the Board: capital markets and strategic planning experience from his 16-year career as a real estate investment banker; familiarity with the various real estate markets in which the Company operates through his service as an executive with the Company; and extensive industry contacts through his years in investment banking.

		41	2017	Executive

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Linda J. Hall
Entrepreneur-in-Residence, Carlson School of Management, University of Minnesota; Consultant

Linda J. Hall, PhD has served as a trustee of the Company since September 21, 2011. Since 2008, Ms. Hall has been Entrepreneur-in-Residence at the Carlson School of Management, University of Minnesota. Ms. Hall has 42 years of executive experience in the manufacturing and service sectors, including healthcare, venture capital financing, employee benefits, and teaching. During her career, she has launched 14 start-up companies as an executive, director or consultant, including three inside $1 billion plus companies. Ms. Hall also has 20 years of experience serving on the boards of privately held and publicly reporting companies in the United States and Europe, including serving as the chair of compensation, compliance, governance and nominating committees and as a member of audit committees. Ms. Hall currently serves on the boards of Amedisys (NASDAQ: AMED), Ascension Ventures and DentaQuest. She previously served on the boards of three publicly held companies: Health Fitness Corporation (NASDAQ:HFIT) from 2001 until it was acquired in 2010, MTS Systems Corporation (NASDAQ:MTS) from 1995 to 2006, and August Technology (NASDAQ:AUGT) from 2002 until it was acquired in 2006. She also previously served on the board of a privately held European company Laastari/R Clinic from 2010 to 2015. She is a Phi Beta Kappa graduate of the University of Michigan, and received a PhD from the University of Minnesota.

Ms. Hall brings the following experience, qualifications, attributes and skills to the Board: general business management, healthcare industry, marketing strategy and strategic planning experience from her executive-level positions with public and private companies, and extensive experience with corporate governance and compensation practices from her service on numerous non-profit, private and public company boards of directors.

		68	2011	Compensation (Chair); Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Terrance P. Maxwell
Chief Financial Officer, Managing Director and member of the Executive Committee of Robert W. Baird & Co. Incorporated

Terrance P. Maxwell has served as a trustee of the Company since November 6, 2013. Mr. Maxwell has been the Chief Financial Officer since March 2015 and a Managing Director and member of the Executive Committee since May 2014 of Robert W. Baird & Co. Incorporated ("Baird"), an employee-owned, international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe and Asia. Prior to this, he had served in several positions at Baird, including Director of Corporate Development and Strategic Investment from May 2014 until March 2015 and head of Investment Banking from 1997 to 2006, and has served on the board of Baird and a number of Baird-affiliated companies. From March 2011 through May 2012, Mr. Maxwell provided management consulting services to and/or served on the board of Flatirons Solutions Corporation, a Baird private equity portfolio company. From August 2006 through May 2010, and again from August 2011 through May 2014, Mr. Maxwell was a Lecturer at the University of Wisconsin-Madison, where he taught courses on corporate financing, corporate restructuring, investment banking and mergers and acquisitions. From January 2012 through September 2013, he served as co-CEO of a start-up company, The Art Commission, LLC, and served as a director until July 2015. Currently, Mr. Maxwell is a member of the board of the Greenhouse Funds, an independent asset management company in which Baird has a strategic investment. Mr. Maxwell received an M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Maxwell brings the following experience, qualifications, attributes and skills to the Board: general business management, capital markets, investment banking, finance and strategic planning experience from his over twenty years in investment banking at Baird; insight into governance and management best practices from his years of advising boards on strategic transactions and his experience as a director of various companies and non-profit organizations; and extensive business and personal contacts in the finance and investment banking fields.

		56	2013	Compensation; Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Jeffrey L. Miller
Private Investor

Managing Partner of Miller Properties, LLP and of K&J Miller Holdings LLP, privately-held real estate limited liability partnerships

Jeffrey L. Miller has served as a trustee of the Company since 1985, and had served as Chair of the Board of Trustees from 2002 until April 27, 2017. Mr. Miller has been a private investor for the past six years and is currently the managing partner of two privately held real estate limited liability partnerships: Miller Properties, LLP and K&J Miller Holdings LLP. From 1970 to 2006, he was the President of M&S Concessions, Inc., a food service and facility- management company. From 1978 until the sale of the company in 1994, he was the President of Coca-Cola Bottling of Minot, North Dakota.

Mr. Miller brings the following experience, qualifications, attributes and skills to the Board: general business management, investment and strategic planning experience from his more than 40 years as an executive in the soft drink, food and beverage and management industries; real estate investment experience from his role as managing partner in various private real estate partnerships; a focus on shareholder interests by virtue of his significant personal investment in the Company; and in-depth familiarity with business and investment conditions in North Dakota, one of the Company's principal markets, through his involvement in the local business community and from living and working in the state for more than 40 years.

		73	1985	Nominating and Governance (Chair); Capital Markets

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

John A. Schissel
President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT

Mr. Schissel has served as a trustee of the Company since April 19, 2016. He has over 26 years of real estate industry experience and over 13 years of accounting and finance experience. From 2015 to the present, Mr. Schissel has served as the President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT focused on the ownership, acquisition and development of high-quality office properties in the greater Washington area. Previously he had served as Chief Financial Officer and Executive Vice President of Carr Properties from 2004 until 2009. From 2014 through 2015, Mr. Schissel served as the Executive Vice President and Chief Financial Officer of Invitation Homes, one of the nation's largest owners and operators of single-family rental homes. From 2009 through 2014, Mr. Schissel served as Executive Vice President and Chief Financial Officer of BRE Properties, Inc., a multifamily REIT based on the West Coast. He received his Bachelor of Science degree in Business Administration with a concentration in finance from Georgetown University.

Mr. Schissel brings the following experience, qualifications, attributes and skills to the Board: finance, capital markets, investment banking, general business management and strategic planning experience; accounting and public reporting experience from his six years of serving as CFO of two publicly-traded REITS; real estate industry investment, development, acquisition, disposition, marketing and management experience from his approximately 26 years in the real estate industry; and his extensive business and personal contacts in real estate industry.

		50	2016	Compensation; Capital Markets

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

John D. Stewart Vice Chair
Former President of the Glacial Holdings group of companies

John D. Stewart has served as a trustee of the Company since 2004. From 1992 through 2016, he served as the President of the Glacial Holdings group of companies, which are engaged in multi-family residential and commercial real estate and property management. Through a number of private entities, Mr. Stewart is an investor in various business enterprises, including agricultural processing and intermodal rail port facilities. From 2007 to 2017, Mr. Stewart had served as the chair of the Advisory Board of the Bank of North Dakota. He currently serves a director of Corridor Investors, LLC, Kalix, and the Minot Family YMCA, and as a trustee of the Oppen Family Guidance Institute. He also currently serves as a director of the Command Center, Inc. (OTCQB:CCNI). Mr. Stewart was employed as a Certified Public Accountant by the accounting firms of Arthur Andersen & Co. (from 1978 to 1980) and Brady, Martz & Associates P.C. (from 1980 to 1997).

Mr. Stewart brings the following experience, qualifications, attributes and skills to the Board: general business management, investment and strategic planning experience from his positions at private companies and with other business investments; financial and accounting experience from his over 20 years in public accounting; experience in governance and board management; and general familiarity with business and real estate conditions in North Dakota, a principal market for the Company, through living and working in the state for over 30 years.

		59	2004	Audit (Chair); Nominating and Governance; Capital Markets; Executive

CORPORATE GOVERNANCE AND BOARD MATTERS

Attendance at Board, Committee and Annual Shareholders' Meetings

All trustees are expected to attend each meeting of the Board and the committees on which they serve, and are also expected to attend each annual meeting of shareholders. During the fiscal year ended April 30, 2017, the Board held nine meetings, the Audit Committee held five meetings, the Compensation Committee held eleven meetings and the Nominating and Governance Committee held four meetings. No trustee nominee named in the Proxy Statement attended fewer than 75% of the meetings of the Board and the committees on which he or she served during the past fiscal year.

Trustee Independence

The Board of Trustees determined that each of Jeffrey P. Caira, Michael T. Dance, Linda J. Hall, Terrance P. Maxwell, Jeffrey L. Miller, John A. Schissel and John D. Stewart qualified as an "independent director" in accordance with the listing standards (the "Standards") of the New York Stock Exchange ("NYSE"). Under the Standards, no trustee of the Company will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee's business and personal activities as they may relate to the Company and the Company's management.

With respect to Mr. Maxwell, the Board considered Mr. Maxwell's employment with Baird, which has in the past performed investment banking services for the Company. The at-the-market (ATM) Sales Agreement between the Company and Baird as sales agent, dated August 30, 2013, was terminated by the Company on June 1, 2016. The Company never issued common shares under this agreement. The Board concluded that Mr. Maxwell's position at Baird would not create a material relationship with the Company, directly or indirectly; would not interfere with Mr. Maxwell's exercise of independent judgment in carrying out the responsibilities of a Company trustee; and that the Board is not precluded from determining that he is independent under the Standards.

In addition, each member of the Audit Committee qualifies as "independent" under the Standards and the NYSE's additional standards for members of audit committees and meets the special standards established by the Securities and Exchange Commission ("SEC") for members of audit committees. Each member of the Compensation Committee qualifies as "independent" under the Standards and the NYSE's enhanced standard for members of compensation committees.

Board Leadership Structure

As described above, the Chair of the Board, Mr. Caira, is an independent trustee under the Standards. Mr. Caira has served as Chair of the Board since April 27, 2017. The Board of Trustees believes that the Company should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate and the Chair of the Board is independent under the Standards. The Company's Governance Guidelines state that "the Board's general policy is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons." The separation of offices allows the Chair of the Board to focus on management of Board matters, and allows the Chief Executive Officer to focus his attention on managing the Company's business. Additionally, the Company believes the separation of offices ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer's performance.

Board Committees

The Board has created five committees in order to more effectively direct and review the Company's operations and strategic outlook. In addition, the committees allow management to timely respond to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.

The Board has established the following committees: Audit, Compensation, Nominating and Governance, Executive and Capital Markets (formerly Investment). The present members of these committees are indicated in the preceding section of this Proxy Statement. During the fiscal year ended April 30, 2017, the Audit Committee met five times, the Compensation Committee met eleven times, the Nominating and Governance Committee met four times, and the Capital Markets Committee met two times. The Executive Committee did not meet in fiscal year 2017.

The Audit Committee is composed of three trustees, all of whom are independent under the Standards and as defined in the rules of the SEC and meet the NYSE's additional standards for members of the Audit Committee. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," contained elsewhere in this Proxy Statement. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Audit Committee meeting in March 2017.

The Compensation Committee is composed of three trustees, all of whom are independent under the Standards and meet the NYSE's enhanced standards for members of the Compensation Committee. The Compensation Committee recommends to the Company's independent trustees the compensation of the executive officers of the Company, approves the Company's management succession plan, recommends to the Board the compensation of Company trustees and attends to other matters relating to executive retention and compensation. For more information, see "Compensation Discussion and Analysis" contained elsewhere in this Proxy Statement. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Compensation Committee meeting in December 2016.

The Nominating and Governance Committee is composed of four trustees, all of whom are independent under the Standards. The Nominating and Governance Committee identifies individuals qualified to become Board members, recommends to the Board the nominees to stand for election and re-election to the Board, reviews the Company's governance policies and guidelines and recommends changes to the Board and oversees the self-evaluation process for the Board and committees. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Nominating and Governance Committee meeting in March 2017.

The Nominating and Governance Committee is responsible for reviewing the appropriate skills and characteristics required of Board members. This assessment includes consideration of the factors specified in the Nominating and Governance Committee's charter, the Company's Bylaws and the Company's Governance Guidelines as to trustee qualification requirements. These factors include age

(at least 21 years of age and less than 74 years of age upon the date of the annual shareholder meeting); broad leadership experience in business, government, education, public service or in other management or administrative positions; willingness and ability to apply sound and independent business judgment; loyalty to the Company and commitment to its success; commitment to enhancing shareholder value; personal integrity; and independence, as defined in applicable laws and regulations.

The Nominating and Governance Committee generally identifies trustee nominees by first evaluating the current members of the Board of Trustees willing to continue in service. Current members of the Board with experience and skills relevant to the Company's business and willing to continue in service are considered for re-nomination. If any current member of the Board does not wish to continue in service, has reached the mandatory retirement age of 74 years or if the Nominating and Governance Committee decides not to nominate a current trustee for re-election, the Committee will then consider the appropriate size of the Board and determine whether to identify a new candidate for nomination. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates and informal interviews with selected candidates.

In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Committee. In accordance with the Company's Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting all the materials required under Article III, Section 6(B) of the Bylaws to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but there is no public announcement by the Trust naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year's annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, shall also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.

The Executive Committee, which is composed of three trustees, two of whom are independent under the Standards, has all of the powers of the Board with respect to the management and affairs of the Company, subject to limitations prescribed by the Board and by North Dakota law, between meetings of the Board when there is not sufficient time to present the action to the full Board at its next regularly scheduled meeting. The Executive Committee is governed by a written charter that has been approved by the Board.

The Capital Markets Committee, which is composed of five trustees, all of whom are independent under the Standards, has the authority to act on behalf of the Board to evaluate and approve proposed transactions, including effecting loans, capital expenditures and acquisitions and dispositions of property and other assets. The Capital Markets Committee is governed by a written charter that has been approved by the Board.

The charters for the Audit, Compensation, Nominating and Governance and Executive Committees and the Company's Governance Guidelines are posted on the Company's website at www.iretapartments.com under the "Corporate Governance" heading of the "Investors" section.

Audit Committee Financial Expert

The Board has determined that Mr. Stewart, the Chair of the Audit Committee, and Messrs. Caira and Dance, members of the Audit Committee, are all "audit committee financial experts," as that term is defined in applicable SEC rules.

Executive Sessions

The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting.

Policy Regarding Diversity

The Company does not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion, but the Committee has not attempted to define "diversity," or otherwise require that the Board include individuals from any particular background or who possess specific attributes. Although not part of any formal policy, the Committee's goal in nominating trustee candidates is a balanced Board with members whose skills, backgrounds and experience are complementary and, together, cover the spectrum of areas that impact the Company's business.

Board Role in Risk Oversight

Company management is responsible for the day-to-day management of risks the Company faces. The Board is actively involved in overseeing the Company's risk management. The Board's role in the Company's risk oversight process includes receiving regular reports from members of executive management which include consideration of operational, financial, legal, regulatory, information technology and strategic risks facing the Company. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of the Company's business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; operational initiatives such as the Company's transition to internally managing the majority of its properties and shift its property portfolio focus; the adoption of basic Company policies such as the Company's Code of Conduct and Insider Trading Policy; and through its oversight of management's implementation of those initiatives. In addition, each of the Company's Board committees considers risk within its area of responsibility, as follows:

  •
  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with the Company's internal and independent auditors in carrying out these functions.

  •
  The Compensation Committee oversees the Company's compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership and structure.

As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with executive management. Executive management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

OTHER GOVERNANCE MATTERS

Code of Conduct and Code of Ethics for Senior Financial Officers

The Company's trustees, officers and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of the Company's long-standing policies and principles that help ensure its business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company's business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management or Company legal counsel. Annually, the trustees and management sign acknowledgement forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.

Additionally, the Chief Executive Officer, Chief Financial Officer and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the Board, which contains certain policies regarding financial records; periodic reporting, filings and other communications with the SEC, other regulators and the public; and compliance with applicable laws, rules and regulations in the conduct of the Company's business and financial reporting.

The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on the Company's website at www.iretapartments.com under the "Corporate Governance" heading of the "Investors" section. The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct and Code of Ethics for Senior Financial Officers on its website promptly following the date of any such amendment or waiver, or by other method required or permitted under NYSE rules.

Clawback Policy

The Company has an Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, which applies to all executive officers, vice presidents and senior vice presidents who receive incentive compensation. Under this policy, if the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by the clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts and/or taking any other remedial and recovery action permitted by law. The policy applies to such awards approved, awarded or granted on or after the effective date of May 1, 2015. For more information on this policy, see "Compensation Discussion and Analysis — Clawback Policy" contained elsewhere in this Proxy Statement.

Equity Ownership and Retention Policy

Non-Employee Trustees

Under the Company's Policy Regarding Share Ownership and Retention, which became effective on July 1, 2015, all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:

Required Ownership Multiple of Annual Cash Compensation

Non-Employee Trustees	3x

Trustees have five years to achieve this level of common share ownership beginning on July 1, 2015 or the date the trustee was first appointed or elected to the Board, whichever date occurs last. Once the Company certifies that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares when certified. In addition, trustees are required to retain at least 60% of the shares issued to them by the Company as compensation for board service while serving as a trustee of the Company.

Ownership includes: (1) shares owned directly by the participant, participant's spouse and/or children; (2) shares held in a revocable trust for the benefit of the participant, participant's spouse and/or children; (3) shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares; (4) shares held in a retirement account owned by the participant or participant's spouse; and (5) shares pursuant to an equity award that are to vest within 12 months. Shares do not include shares pursuant to performance awards that have not yet been earned. The Company intends that equity awards granted by the Company under its equity compensation plans will satisfy such ownership requirements.

Senior Management

The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, any other executive vice presidents and senior vice presidents of the Company. The ownership requirements are as follows:

Executive Officer	Required Ownership Multiple of Base Salary

Chief Executive Officer	5x

Chief Financial Officer	2x

Other Executive Vice Presidents	2x

Senior Vice Presidents	1x

Officers have five years to achieve this level of common share ownership beginning on the later of July 1, 2015 or the date the officer was first appointed or hired as an officer. Once the Company certifies that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares when certified. In addition, officers are required to retain at least 60% of the shares issued to them by the Company as compensation until the ownership requirement is reached, the officer ceases to be an applicable officer or the officer ceases to be employed by the Company, whichever occurs first.

Hedging and Pledging Policy

Under the Company's Policy Regarding Hedging and Pledging of Securities, the Company's executive officers, senior vice presidents, any designated Section 16 officers and trustees are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company's securities or through the use of financial instruments designed for such purpose; or (2) pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

Complaint Procedure

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company's Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters. Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters or violations of the Company's Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of the Company's whistleblower hotline or submitted in a sealed envelope to the Chair of the Audit Committee, in care of the Company's General Counsel, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.

Communications to the Board

The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the Board, the Audit, Compensation and Nominating and Governance Committees of the Board or to any individual trustee c/o the Secretary, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988, or via e-mail to trustees@iret.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with BMO Capital Markets

The Company has an historical and ongoing relationship with BMO Capital Markets ("BMO"). On July 17, 2017, the Company engaged BMO to provide financial advisory services in connection with the Company's consideration of the disposition of non-core properties. A family member of Mark O. Decker, Jr., the Company's Chief Executive Officer, President and Chief Investment Officer, is an employee of BMO and could have an indirect material interest in any such engagement and related transaction(s). The Board had pre-approved this engagement of BMO.

Transaction with the Company

On July 6, 2017, the Company purchased 33,755 Company common shares from John D. Stewart, a member of the Board of Trustees, under the Company's current share repurchase program. The shares were purchased for an aggregate amount of $195,779, or $5.80 per share, which was below the shares' closing prices of $6.28 per share on July 5, 2017 and $6.11 per share on July 6, 2017. The Board had pre-approved the purchase of Stewart's shares.

Related Party Transactions Policy

The Board has adopted the Related Party Transactions Policy, which sets forth the Company's policies and procedures for the review, approval or ratification of any related party transaction required to be reported in Company filings with the SEC. The policy applies to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction, or, if it is not practicable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee, who has the delegated authority to act between Audit Committee meetings to pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which shall, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.

TRUSTEE COMPENSATION

Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During the fiscal year ended April 30, 2017, trustees not employed by the Company received the following compensation:

BASE COMPENSATION

Position:	Compensation:

All non-management trustees:	(1) Annual cash fee of $40,000;

(2) Reimbursement of actual travel expenses; and

(3) A restricted share award for an aggregate number of common shares determined by dividing $39,139 by the closing price per share on the last trading day of fiscal year 2016, which will vest if serving on the last day of fiscal year 2017. However, if a trustee who had served as a trustee for more than one year retired before the last day of fiscal year 2017, the restricted share award was prorated.

ADDITIONAL COMPENSATION

Position:	Compensation:

Chair of the Board:	$25,000 annual cash fee

Audit Committee Chair:	$15,000 annual cash fee

Capital Markets Committee Chair:	10,000 annual cash fee

Compensation Committee Chair:	10,000 annual cash fee

Nominating and Governance Committee Chair:	$10,000 annual cash fee

Members of the Audit, Capital Markets, Compensation and Nominating and Governance Committees:	$6,500 annual cash fee for serving on each Committee

Members of the special strategic committee:(1)	An unrestricted share award of 4,112 common shares

(1)
The special strategic committee was appointed by the Board during fiscal year 2017 and tasked with working with management in the development and implementation of strategic plans.

Trustee Compensation Table for Fiscal Year Ended April 30, 2017

The following table shows the total compensation paid to or earned by the individuals who served as non-employee members of the Company's Board of Trustees for any part of the fiscal year ended April 30, 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Share Awards(2) ($)	Total ($)

Jeffrey P. Caira	58,002	63,605(3)	121,607
Michael T. Dance	50,549	63,605(3)	114,154
Linda J. Hall	56,500	39,139	95,639
Terrance P. Maxwell	53,000	39,139	92,139
Jeffrey L. Miller	73,783	39,139	112,922
John A. Schissel	49,139	39,139	88,278
Stephen Stenehjem	15,567	15,494(4)	31,061
John D. Stewart	62,184	39,139	101,323
Jeffrey K. Woodbury(5)	0	0	0

(1)
Includes: (i) annual fees and (ii) additional amounts paid to the Board Chair, Committee Chairs and committee members. Does not include reimbursed expenses.

(2)
On June 22, 2016, each non-management trustee was granted a restricted share award of 6,502 shares pursuant to a trustee share award agreement, issued under the 2015 Incentive Plan, for services to be performed during fiscal year 2017 (based on $39,139 divided by the closing price on the last trading day of fiscal year 2016). The awards vested in full on May 1, 2017 for those trustees serving on the last day of fiscal year 2017. The grant date fair value of the share awards for fiscal year 2017 was $6.02 per share.

(3)
The two trustees serving on a Board appointed special strategic committee were each granted on May 1, 2017 an unrestricted share award of 4,112 shares for services performed during fiscal year 2017. The grant date fair value of the share awards was $5.95 per share.

(4)
Mr. Stenehjem did not stand for re-election at the 2016 Annual Shareholder Meeting, and retired from the Board as of September 20, 2016. The share award granted to Mr. Stenehjem was prorated, whereby 2,574 shares under the award vested and 3,928 shares were forfeited as of September 20, 2016.

(5)
Mr. Woodbury was on a Board approved leave of absence from May 1, 2016 until he resigned from the Board effective as of January 20, 2017. He did not receive any compensation during such leave of absence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 30, 2017, the beneficial ownership of common and preferred shares of the Company and of limited partnership units ("Units") of IRET Properties, A North Dakota Limited Partnership ("IRET Properties"), which is the Company's operating partnership, by (i) each trustee and nominee for trustee of the Company, (ii) the named executive officers of the Company and (iii) all trustees and named executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named and Company records. Except as otherwise indicated, the persons listed have sole voting and investment power.

				Series B Preferred Shares
			Percent of Class(3) of Common Shares and Units As of June 30, 2017
Name of Beneficial Owner(1)	Common Shares	Units(2)		Number	% of Total(4)

Timothy P. Mihalick
Former Chief Executive Officer & Trustee(5)	203,716(6)	0	*	0	*
Mark O. Decker, Jr.
Chief Executive Officer, President, Chief Investment Officer & Trustee	86,816(7)	0	*	0	*
Ted E. Holmes
Former Executive Vice President & Chief Financial Officer(5)	43,588(8)	0	*	0	*
Diane K. Bryantt
Former Executive Vice President & Chief Operating Officer(5)	132,636(9)	0	*	0	*
Mark W. Reiling
Former Executive Vice President & Chief Investment Officer(5)	90,174(10)	0	*	10,116	*
Andrew Martin
Executive Vice President - Property Operations	38,274(11)	0	*	0	*
Nancy B. Andersen
Senior Vice President & Principal Accounting Officer	5,750(12)	0	*	437	*
Jeffrey P. Caira
Trustee & Chair of the Board	47,116(13)	0		0	*
Michael T. Dance
Trustee	23,116(14)	0	*	0	*
Linda J. Hall
Trustee	41,027(15)	0	*	0	*
Terrance P. Maxwell
Trustee	34,994(15)	0	*	0	*
Jeffrey L. Miller
Trustee	565,074(15)(16)	6,725(17)	*	19,400(18)	*
John. A. Schissel
Trustee	17,204(15)	0	*	0	*
John D. Stewart
Trustee	68,474(15)(19)	0	*	0	*
Trustees and named executive officers as a group(14 individuals)(20)	1,397,959	6,725	1.04%	29,953	*

*
Represents less than 1% of class outstanding as of June 30, 2017.

(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of June 30, 2017.

(2)
The Units do not have voting rights, but following a minimum one-year holding period and the exercise by the holder of the holder's exchange right, the Units may be converted, at the option of the Company, into cash or common shares on a one-for-one basis.

(3)
Percentage of class is based on a total of 120,620,630 common shares and 15,029,362 Units outstanding as of June 30, 2017.

(4)
Percentage of total is based on a total of 4,600,000 Series B Preferred Shares outstanding as of June 30, 2017.

(5)
Mr. Mihalick and Ms. Bryant resigned from their positions with the Company as of April 27, 2017. Mr. Holmes resigned from his position with the Company as of June 29, 2017. Mr. Reiling resigned from his position with the Company as of August 1, 2016.

(6)
Does not include: (i) 209 shares owned by his daughter, which Mr. Mihalick disclaims beneficial ownership, and (ii) unearned and unvested shares underlying long-term incentive awards to the extent such awards were forfeited due to Mr. Mihalick's resignation on April 27, 2017.

(7)
Does not include: (i) 8,583 shares pursuant to the time-based LTIP award granted on August 8, 2016, which vests as to 4,291 shares at the end of the day on each August 8, 2017 (which portion is included), May 1, 2018 and May 1, 2019 if Mr. Decker remains in the continuous employ of the Company or an affiliate through the applicable vesting date; (ii) 77,243 shares pursuant to the performance-based LTIP award granted on August 8, 2016, which shares will be deemed earned and vested upon meeting certain performance goals and Mr. Decker remains in the continuous employ of the Company or an affiliate through the performance period, ending April 30, 2019; (iii) 20,450 shares pursuant to the signing share bonus granted on August 8, 2016, which vests as to 10,225 shares at the end of the day on each August 8, 2017 (which portion is included), August 8, 2018 and August 8, 2019 if Mr. Decker remains in the continuous employ of the Company or an affiliate through the applicable vesting date; or (iv) 16,447 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vests as to 1/3rd of the shares at the end of day on each May 1, 2018, May 1, 2019 and May 1, 2020 if Mr. Decker remains in the continuous employ of the Company or an affiliate through the applicable vesting date.

(8)
Does not include unearned and unvested shares underlying long-term incentive awards to the extent such awards were forfeited due to Mr. Holmes' resignation effective on June 29, 2017.

(9)
Includes: (i) 7,218 common shares owned by spouse's SEP IRA, and (ii) 8,749 common shares held on behalf of children. Does not include unearned and unvested shares underlying long-term incentive awards to the extent such awards were forfeited due to Ms. Bryantt's resignation effective on April 27, 2017.

(10)
Includes 5,500 common shares owned by spouse's IRA but does not include unearned and unvested shares underlying long-term incentive awards to the extent such awards were forfeited due to Mr. Reiling's resignation effective on August 1, 2016.

(11)
Does not include: (i) 4,048 shares pursuant to the time-based LTIP award granted on June 22, 2016, which vests as to 2,024 shares at the end of the day on each June 22, 2017 (which portion is included), May 1, 2018 and May 1, 2019 if Mr. Martin remains in the continuous employ of the Company or an affiliate through the applicable vesting date; (ii) 36,429 shares pursuant to the performance-based LTIP award granted on June 22, 2016, which shares will be deemed earned and vested upon meeting certain performance goals and Mr. Martin remains in the continuous employ of the Company or an affiliate through the performance period, ending April 30, 2019; or (iii) 29,948 shares pursuant to the three-year LTIP award granted on September 16, 2015, which shares will be deemed earned and vested upon meeting certain performance goals and Mr. Martin remains in the continuous employ of the Company or an affiliate through the performance period, ending April 30, 2018.

(12)
Does not include 5,261 shares pursuant to a retention share award granted on April 30, 2017, which vests as to 2,630 shares at the end of the day on each April 30, 2017 (which portion is included), April 30, 2018 and April 30, 2019 if Ms. Andersen remains in the continuous employ of the Company or an affiliate through the applicable vesting date.

(13)
Does not include 10,691 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vests in full on May 1, 2018 if serving on the Board on such date.

(14)
Does not include 6,579 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vests in full on May 1, 2018 if serving on the Board on such date but includes 6,000 shares held by the Dance Family Living Trust.

(15)
Does not include 6,579 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vests in full on May 1, 2018 if serving on the Board on such date.

(16)
Includes: (i) 158,373 common shares owned by his spouse, (ii) 85,833 common shares owned by K&J Miller Holdings, LLP, a family partnership, and (iii) 26,972 common shares owned by Miller Properties, LLP, a family partnership.

(17)
The holding period for these Units has expired. Includes 1,228 Units owned by his spouse.

(18)
Consists of: (i) 8,000 shares owned by K&J Miller Holdings, LLP, a family partnership, and (ii) 11,400 shares owned by Mr. Miller and his spouse jointly.

(19)
Includes: (i) 2,248 common shares owned by spouse, and (ii) 315 common shares held on behalf of child.

(20)
Does not include Anne Olson, who became Executive Vice President, General Counsel and Secretary on April 30, 2017, or John Kirchmann, who became Executive Vice President on April 30, 2017 and Chief Financial Officer on June 29, 2017. As of June 30, 2017, neither Ms. Olson nor Mr. Kirchmann owned any shares, but were each granted a signing share bonus on April 30, 2017 for 24,671 shares, which award vests as to one-third of the shares at the end of the day on each April 30, 2018, April 30, 2019 and April 30, 2020 if remain in the continuous employ of the Company or an affiliate through the applicable vesting date.

Principal Shareholder Beneficial Ownership

The following table identifies each person or group believed by the Company to beneficially own as of June 30, 2017 more than five percent of the outstanding common shares of the Company, the only class of security entitled to vote at the 2017 Annual Meeting.

Name and Address of Shareholder	Common Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1)
100 Vanguard Blvd, Malvern, PA 19355	19,213,923	15.93%
Vanguard Specialized Funds — Vanguard REIT Index Fund(2)
100 Vanguard Blvd, Malvern, PA 19355	9,195,684	7.62%
BlackRock, Inc.(3)
55 East 52nd Street, New York, NY 10055	10,232,848	8.48%

(1)
Based on information of beneficial ownership as of December 31, 2016, included in a Schedule 13G filed on February 10, 2017. The Vanguard Group, Inc. reports sole voting power with respect to 307,677 shares and sole dispositive power with respect to 18,937,401 shares.

(2)
Based on information of beneficial ownership as of December 31, 2016, included in a Schedule 13G filed on February 13, 2017. Vanguard Specialized Funds reports sole voting power with respect to 9,195,684 shares and sole dispositive power with respect to none of the shares.

(3)
Based on information of beneficial ownership as of December 31, 2016, included in a Schedule 13G filed on January 25, 2017. BlackRock, Inc. reports sole voting power with respect to 9,893,116 shares and sole dispositive power with respect to all 10,232,848 shares.

 EXECUTIVE MANAGEMENT

Executive Officers and Certain Significant Employees of the Company

Set forth below are the names, ages and titles of each of the Company's executive officers and certain significant employees as of June 30, 2017, as well as a summary of their backgrounds and business experience (other than the Company's Chief Executive Officer, President and Chief Investment Officer, Mr. Decker, whose biography is listed above under "Proposal 1: Election Of Trustees — Nominees").*

*On April 27, 2017, Timothy P. Mihalick, former President and Chief Executive Officer; Diane K. Bryantt, former Executive Vice President and Chief Operating Officer; and Michael A. Bosh, former Executive Vice President, General Counsel and Assistant Secretary each resigned from their positions at the Company. Ted E. Holmes, former Executive Vice President and Chief Financial Officer resigned from his position at the Company effective on June 29, 2017.

Name	Age	Title

Mark O. Decker, Jr.	41	Chief Executive Officer, President and Chief Investment Officer; Trustee
John A. Kirchmann	52	Executive Vice President and Chief Financial Officer
Anne Olson	40	Executive Vice President, General Counsel and Secretary
Andrew Martin	44	Executive Vice President – Property Operations
Nancy B. Andersen	39	Senior Vice President and Principal Accounting Officer
Matthew M. Volpano	41	Senior Vice President – Capital Markets

John A. Kirchmann has served as an Executive Vice President of the Company since April 30, 2017 and as the Chief Financial Officer since June 29, 2017. From 2011 to July 2016, Mr. Kirchmann served as

Vice President of Operations Support at Essex Property Trust, a multifamily REIT (NYSE: ESS), where he was responsible for the oversight of revenue management and ancillary income, procurement and other functions. From 2007 to 2011, he served as Corporate Controller & Corporate Treasurer at Essex, where he oversaw property and corporate accounting functions, treasury management, and re-engineered and implemented new technology and systems. Mr. Kirchmann was a private consultant from July 2016 to April 2017, where he provided executive accounting services to publicly traded companies, one of which was the Company. Mr. Kirchmann started his career as an accountant with KPMG LLC. He received a B.A. in Business Administration with a Concentration in Accounting from Coe College.

Anne Olson has served as an Executive Vice President and the General Counsel and Secretary of the Company since April 30, 2017. From 2011 to April 30, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group, where she focused on development and investment real estate for REITs, private equity funds and national developers and owners. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, a provider of commercial real estate services, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. She holds a B.A in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

Andrew Martin has served as Executive Vice President – Property Operations of the Company since May 1, 2017, and as Executive Vice President – Asset Management from September 20, 2016 through April 30, 2017. Mr. Martin joined the Company in December 2009 to lead its Residential Property Management division, and had previously served as the Company's Senior Vice President, Residential Property Management from May 2011 to September 2016. He has over 22 years of experience in the commercial and multi-family property management industry. Prior to joining the Company, Mr. Martin was a partner with INH Companies, a full service real estate firm based in St. Cloud, Minnesota, and a Regional Property Manager for United Properties in Minneapolis, Minnesota. Mr. Martin holds a B.A. in Real Estate and an M.B.A. from St. Cloud State University, and has earned the designation of Certified Property Manager (CPM) and Certified Commercial Investment Manager (CCIM).

Nancy B. Andersen has served as Principal Accounting Officer since February 2015 and Senior Vice President since September 20, 2016. Ms. Andersen joined the Company in October 2003 and had previously served as the Financial Officer, Assistant Controller, Controller, Vice President and Chief Accounting Officer of the Company. She holds a B.S. in Accounting and Finance from Minot State University, and has earned the designation of Certified Public Accountant.

Matthew M. Volpano has served as Senior Vice President – Capital Markets since May 2017, and previously served as Senior Vice President – Investments from September 20, 2016 to May 2017. Mr. Volpano joined the Company in 2009 as the Director of Acquisitions & Business Development and was promoted to Vice President – Investments in 2015. Prior to joining the Company, he worked in development, asset management and brokerage with United Properties, as an investment banker with Robert W. Baird & Co., and as a public accountant with Arthur Andersen LLP. Mr. Volpano earned his Bachelor of Business Administration degree from the University of Wisconsin–Madison and his M.B.A. from the Tuck School of Business at Dartmouth. He holds licenses as a Certified Public Accountant and a real estate broker.

 PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Description of Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"), this Proposal 2, commonly known as a "say on pay" proposal, provides the Company's shareholders the opportunity to express their views on the compensation of the Company's named executive officers by voting, on an advisory basis, on the compensation of the named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Please review the section titled "Compensation Discussion and Analysis" for details regarding the Company's executive compensation program, including the portion titled "CD&A Executive Summary" which summarizes significant components of the Company's executive compensation program and actions taken by the Compensation Committee.

The Company is asking its shareholders to indicate their support for the named executive officers' compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

"RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

As provided by the Dodd-Frank Act, the say-on-pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders' concerns and evaluate what actions are necessary to address those concerns.

Required Vote

This proposal requires the affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, for approval.

Proxies solicited by the Board will be voted FOR the approval of the compensation of the named executive officers unless a contrary vote is specified.

Vote Recommended

The Board recommends that shareholders vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

 COMPENSATION DISCUSSION AND ANALYSIS

CD&A Executive Summary and Fiscal Year 2017 Achievements

Fiscal Year 2017 Performance Achievements

During fiscal year 2017, and in continuation of the strategic transformation into a multi-family focused REIT, the Company achieved the following:

  •
  Completed the sales of 39 properties for a total sales price of $286.9 million, with a gain on sale of $74.9 million, netting approximately $229.7 million in proceeds after repayment of debt:
  o
  32 senior housing properties
  o
  2 medical office properties
  o
  1 multifamily property
  o
  1 industrial property
  o
  1 retail property
  o
  2 parcels of vacant land

  •
  Placed into service two development projects totaling $102.9 million in development costs, containing a total of 443 units.

  •
  Entered into a new $250.0 million line of credit providing for improved size, terms and flexibility.

  •
  Redeemed all the outstanding Series A preferred shares on December 2, 2016 for $29.2 million.

  •
  On December 7, 2016, the Board authorized a one-year share repurchase program of up to $50 million worth of common shares and/or Series B preferred shares, pursuant to which the Company repurchased approximately 778,000 of the Company's outstanding common shares for approximately $4.5 million, including commissions, during fiscal year 2017.

  •
  Adjusted the dividend to a more sustainable level covered by operating cash flow, from an annualized rate of $0.52 to $0.28 per share/unit.

  •
  Implemented leadership transformation, whereby: (i) Mark O. Decker, Jr. was promoted to Chief Executive Officer in addition to his prior positions of President and Chief Investment Officer upon Tim P. Mihalick's resignation effective on April 27, 2017; (ii) Diane K. Bryantt resigned as Chief Operating Officer effective April 27, 2017; (iii) John A. Kirchmann was appointed as an Executive Vice President on April 30, 2017, and became the Chief Financial Officer upon Ted E. Holmes's resignation effective on June 29, 2017; and (iv) Anne Olson was appointed as Executive Vice President, General Counsel and Secretary upon Michael A. Bosh's resignation effective on April 30, 2017.

Even though the above actions made meaningful progress in the transformation of the Company's operations and portfolio, their impact on the Company's financial results resulted in the named executive officers not earning that portion of the STIP award based on objective criteria. However, Messrs. Decker and Martin were awarded that portion of the STIP award based on subjective criteria at the "maximum" level. In addition, the Company's total shareholder return for the two-year LTIP award granted on September 16, 2015 was below the threshold performance level required to earn any shares underlying the two-year LTIP award. Accordingly, no named executive officer earned any long-term incentive award during fiscal year 2017.

Fiscal Year 2017 Compensation Summary

The primary goal of the Company's executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of the shareholders. Below is a summary of some of the key attributes that define the Company's executive compensation program approved for fiscal year 2017.

  •
  The majority of an executive officer's total compensation opportunity was based on performance.

  •
  Long-term incentive share awards, or LTIP awards, were based on forward-looking, three-year performance and time served.

  •
  Under the long-term incentive Plan, or LTIP, each executive officer received: (i) 75% of the target LTIP award in performance shares ("performance-based LTIP awards") and (ii) 25% in time-based restricted shares ("time-based LTIP awards"). Target LTIP award was based on a percentage of the officer's base salary in effect on May 1, 2016.

  •
  The time-based LTIP awards vest ratably over three years if the officer remains in the continuous employ of the Company through each of the applicable vesting dates.

  •
  The performance-based LTIP awards are earned at the end of a three-year performance period and vest, to the extent earned, 100% after the performance period.

  •
  The Company's Total Shareholder Return, or TSR, over a three-year period compared to that of the constituent members of the MSCI US REIT Index was the sole performance metric used in the performance-based LTIP awards.

  •
  The two objective performance metrics used in the short-term incentive cash awards, or STIP awards, were operating Funds from Operations, or FFO, per share/unit (40% of the award) and same store Net Operating Income, or NOI, growth from the prior fiscal year (40% of the award).

  •
  No guaranteed minimum STIP or LTIP payouts.

  •
  Dividends accrue but are not paid on LTIP awards until the performance and applicable vesting periods end.

  •
  No guaranteed annual salary increases.

  •
  No tax gross ups with respect to payments made in connection with a change in control.

  •
  Executive officers are subject to a clawback policy, a share ownership and retention policy and a policy prohibiting hedging and pledging of the Company's securities.

  •
  Change in control agreements entered into with executive officers contain double trigger language (i.e. a change of control and employment is terminated without cause or by the officer for good reason) and require conditions for payment.

  •
  Indemnification agreements entered into with executive officers and trustees during fiscal years 2016 and 2017 contain supplemental and enhanced rights of indemnification,

    advancement of expenses and related rights contained in the Company's Declaration of Trust.

Say-On-Pay Results and Consideration

Say-On-Pay Voting Results for 2016

At the Company's 2016 Annual Meeting of Shareholders, the shareholders' advisory vote on executive compensation received the approval of approximately 95.8% of the votes cast on the proposal. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions, and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating the Company's executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of its executives to the shareholders. While each of these factors informed the Committee's decisions regarding the named executive officers' compensation, the Compensation Committee did not implement any changes to the Company's executive compensation programs as a result of the shareholder advisory vote.

Say-On-Frequency Voting Results

At the Company's 2011 Annual Meeting of Shareholders, a majority of the Company's shareholders voting on the non-binding advisory resolution on the frequency of holding future advisory votes on executive compensation chose in favor of holding an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on the Company's executive compensation. Unless the Board modifies its policy on the frequency of holding "say- on-pay" advisory votes based on the "say-on-frequency" advisory vote, or Proposal 3 of this Proxy Statement, to be voted on at the Company's 2017 Annual Meeting of Shareholders, the next "say-on-pay" advisory vote will occur at the 2018 Annual Meeting. The next required "say-on-frequency" advisory vote will occur at the Company's 2023 Annual Meeting of Shareholders.

Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the "named executive officers":

  •
  Timothy P. Mihalick, former President and Chief Executive Officer, who resigned effective April 27, 2017;
  •
  Mark O. Decker, Jr., the Chief Executive Officer as of April 27, 2017 and President and Chief Investment Officer since August 8, 2016;
  •
  Ted E. Holmes, former Executive Vice President and Chief Financial Officer, who resigned effective June 29, 2017;
  •
  Diane K. Bryantt, former Executive Vice President and Chief Operating Officer, who resigned effective April 27, 2017;
  •
  Mark W. Reiling, former Executive Vice President and Chief Investment Officer, who resigned effective August 1, 2016;
  •
  Andrew Martin, Executive Vice President of Property Operations; and
  •
  Nancy B. Andersen, Senior Vice President and Principal Accounting Officer.

Executive Compensation Philosophy

The Compensation Committee, composed entirely of trustees who are independent under the listing standards of the NYSE, operates under a written charter adopted on December 5, 2012, as amended on March 15, 2017, and is responsible for establishing the terms of the compensation of the Company's named executive officers. The Compensation Committee believes that the Company's compensation program for executive officers should:

  •
  attract and retain highly qualified executives;

  •
  motivate these executives to improve the Company's financial position and increase shareholder value on an annual and long-term basis;

  •
  target "total compensation" in the mid-range to reflect the Company's relative size compared to its peers;

  •
  promote management accountability for financial and operational performance;

  •
  provide a total compensation pay mix that includes both base salary and cash and equity incentive components; and

  •
  promote teamwork and cooperation throughout the Company and within the management group.

The Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for fiscal year 2017. The Compensation Committee's goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data, in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets and link executive compensation to shareholder results by rewarding competitive and superior performance.

Executive Officer Compensation Processes

The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness. Pursuant to the Company's Declaration of Trust, the Board may form and delegate the authority of the Compensation Committee to subcommittees composed entirely of independent trustees, when appropriate, to take any of the actions that the Compensation Committee is empowered to take. To date the Board has not made provisions for the Compensation Committee to delegate any of its authority.

During fiscal year 2016, the Compensation Committee engaged FPL Associates L.P. ("FPL Associates"), which specializes in the real estate investment, or REIT, industry, as an independent consultant to advise the Compensation Committee on executive compensation matters, specifically to evaluate and redesign the Company's short-term incentive program for fiscal year 2017 awards. During this engagement, the consultant assisted in developing an appropriate peer group and conducted an analysis and peer comparison of the short-term incentive plans implemented by the peer group to the Company's STIP program. The consultant was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. At the time of engagement, based on information from FPL Associates and the trustees and executive officers confirming no business or personal relationships with FPL Associates, the Compensation Committee concluded that the consultant was independent from the Company and that the work of the consultant did not raise any conflict of interest.

On April 28, 2016, the Compensation Committee engaged Meridian Compensation Consultants, LLC ("Meridian") as an independent consultant to advise the Compensation Committee on executive compensation matters, specifically to evaluate and redesign the Company's long-term incentive program for fiscal year 2017 awards. During this engagement, the consultant assisted in developing an appropriate peer group and conducted an analysis and peer comparison of the long-term incentive plans implemented by the peer group to the Company's LTIP program. The consultant was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. At the time of engagement, based on information from Meridian and the trustees and executive officers confirming no business or personal relationships with Meridian, the Compensation Committee concluded that the consultant was independent from the Company and that the work of the consultant did not raise any conflict of interest.

Executive Compensation Program

Consistent with its previous determination regarding fiscal year 2016 executive officer compensation, the Compensation Committee determined that the compensation of executive officers should consist of a higher percentage of variable pay (i.e., incentive compensation) to fixed pay (i.e., base salary), as indicated below:

Total Target Compensation

The Compensation Committee further determined that executive officer compensation should be market-adjusted and established with reference to a peer group of public real estate investment trusts ("REITs") based on similar asset focus, size in terms of assets and revenue and geographic location ("peer group"). The Compensation Committee reviewed updated compensation information for the peer groups for the STIP and LTIP, comparing the Company's executive compensation to the compensation of executives at the peer groups.

The peer group FPL Associates assisted in developing and used for comparison of total executive compensation, specifically including the short-term incentive program for fiscal year 2017 ("FPL Peer Group"), consisted of the following REITs:

• Cedar Realty Trust, Inc. • First Industrial Realty Trust Inc. • Inland Real Estate Corp. • Parkway Properties, Inc. • QTS Realty Trust, Inc.	• Cousins Properties, Inc. • First Potomac Realty Trust • Kite Realty Group Trust • Post Properties, Inc. • Terreno Realty Corporation	• East Group Properties, Inc. • Franklin Street Properties Corp. • Monogram Residential Trust • PS Business Parks, Inc. • Washington Real Estate Investment Trust

The peer group Meridian assisted in developing and used for comparison of the long-term incentive program for fiscal year 2017 consisted of the following REITs:

•

American Assets Trust Inc.

•

Camden Property Trust

•

Education Realty Trust Inc.

•

First Potomac Realty Trust

•

Monogram Residential Trust

•

Sun Communities,  Inc.

•

Washington Real Estate Investment Trust

• American Campus Communities • DCT Industrial Trust Inc. • Equity Lifestyle Properties • Kite Realty Group Trust • Post Properties, Inc.(2) • UDR Inc. • Whitestone Real Estate Investment Trust	• BRT Realty Trust(1) • East Group Properties • First Industrial Realty Trust Inc. • Mid-America Apartment Communities, Inc. • Silver Bay Realty Trust Corp.(3)

(1)
On March 20, 2017, BRT Realty Trust changed its name to BRT Apartments Corp.
(2)
On December 1, 2016, Post Properties, Inc. was merged with Mid-America Apartment Communities, Inc., with Mid-America Apartment Communities, Inc. being the surviving entity.
(3)
On May 9, 2017, Silver Bay Realty Trust Corp. was merged with Tricon Capital Group, Inc., with Tricon's affiliate being the surviving entity.

Based on comparisons with the FPL Peer Group, the Compensation Committee determined that the base salaries of the Company's executive officers should continue to be set within the mid-range of base salaries as disclosed by such peer group and in industry-specific market data. In establishing the salaries of the executive officers, the Compensation Committee also considered internal equity among executive officers, individual and Company performance and cost to the Company.

In establishing incentive compensation for executive officers, the Compensation Committee reviewed the comparisons between the Company and both peer groups as to the types of incentive awards utilized, structure of the incentive awards and performance metrics utilized.

The Company's executive compensation program may be changed by the Compensation Committee at any time without notice to or approval by the shareholders. The Company is in a very competitive industry where success is based largely on the ability of management to successfully identify, acquire and profitably manage real estate properties. Therefore, to continue to properly manage and grow the Company, it may be necessary to increase the amounts payable under the Company's base salary and incentive bonus programs in order to attract and retain qualified executives.

Incentive Award Plans

For incentive compensation, the Company's 2015 Incentive Plan ("2015 Plan"), which was approved by the Company's shareholders in September 2015, permits the Compensation Committee and/or the

Company's Board of Trustees to grant awards in the form of incentive awards, share awards and share unit awards that may be paid in cash, common shares or a combination of both.

The Compensation Committee considers that paying incentive compensation in common shares will contribute to an alignment of the interests of management, employees and trustees with those of the Company and its shareholders, as the value of equity awards is directly linked to the market value of the Company's common shares.

Role of Management in Executive Compensation Decisions

During fiscal year 2017, Company management was involved in the following executive compensation processes:

  •
  the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Compliance Officer, Director of Internal Audit and/or the Director of Human Resources, as requested by the Compensation Committee, developed or oversaw the creation of written background and supporting materials for distribution to the Compensation Committee prior to its meetings.

  •
  near the end of the fiscal year, the Chief Executive Officer provided the Compensation Committee with comments and recommendations regarding salary levels and salary increases for members of management, including the named executive officers (other than for the Chief Executive Officer). Increases in base salary are effective as of the beginning of each fiscal year, i.e. as of May 1 each year.

Components of the Executive Compensation Program

The primary elements of the Company's executive compensation program in fiscal year 2017 were:

  •
  base salary

  •
  short- and long-term incentive awards

  •
  health and retirement programs

  •
  executive benefits and perquisites

Base Salary

Base salaries for the named executive officers, including the CEO, are designed to compensate such individuals for their sustained performance. Base salaries for fiscal year 2017 were established by evaluating the responsibilities of the position held, the experience of the particular individual and the Compensation Committee's desire to achieve the appropriate mix between fixed compensation and incentive compensation. The Compensation Committee also reviewed salaries paid for comparable positions by the peer groups, as indicated above. The base salaries of the named executive officers are reviewed and adjusted on a fiscal year basis, based on, among other factors, the individual's performance over the past year, changes in the individual's responsibility and/or necessary adjustments to maintain base salaries that are competitive in view of prevailing wage rates and inflation, if any.

In the fourth quarter of fiscal year 2016, the Compensation Committee recommended, and the independent trustees approved, no increases to the base salaries of Ms. Bryantt and Messrs. Mihalick, Holmes, Reiling and Martin for fiscal year 2017, effective May 1, 2016, indicated below:

Timothy P. Mihalick	$444,050
Ted E. Holmes	$230,000
Diane K. Bryantt	$315,000
Mark W. Reiling	$262,500
Andrew Martin	$218,922

On August 8, 2016, when Mark O. Decker, Jr. was appointed President and Chief Investment Officer, the Compensation Committee recommended, and the independent trustees approved, Mr. Decker's base salary, as indicated below:

Mark O. Decker, Jr.	$395,000

On September 20, 2016, the Compensation Committee recommended, and the independent trustees approved, an increase in Ted E. Holmes' base as indicated below:

Ted E. Holmes	$250,000

As Nancy B. Andersen was a Vice President and not deemed an executive officer at the time the Compensation Committee approved executive compensation for fiscal year 2017, her base salary of $186,300 on May 1, 2016, which was increased to $191,889 on June 20, 2016, was not reviewed or approved by the Compensation Committee or the Board at such time.

Short-Term Incentive Awards

The short-term incentive program ("STIP") for fiscal year 2017 was developed under the 2015 Plan, and is subject to the terms and limitations of the 2015 Plan. The STIP was recommended by the Compensation Committee and approved by the independent trustees. The STIP awards for fiscal year 2017 were granted under the 2015 Plan.

Under the STIP, the named executive officers of the Company are provided the opportunity to earn awards, payable 100% in cash, based on the degree of attaining specified performance goals of the Company over a one-year performance period beginning on the first day of the fiscal year, May 1, 2016. The executive officers must be employed by the Company on the last day of the performance period, April 30, 2017, to receive the award. Each named executive officer's total award opportunity under the STIP, stated as a percentage of base salary in effect as of the first day of the performance period, May 1, 2016 (except for Mr. Decker, where it is stated as a percentage of the amount of salary earned during fiscal year 2017), for "threshold," "target," and "maximum" performance levels are 50%, 100% and 150%, respectively. 80% of the award was based on achieving objective performance goals (40% based on Operating FFO and 40% based on Same Store NOI Growth) and 20% was based on achieving subjective performance goals (10% based on progress on execution of strategic plan and 10% based on meeting individual personal goals). If achievement of an objective performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

Operating FFO per share/unit achieved during fiscal year 2017, as reported in the Company's filings with the SEC, is calculated by adjusting NAREIT defined FFO for the following items, which the Company believes are not indicative of the performance of the Company's operating portfolio and affect the comparative measurement of its operating performance over time, including, but not limited to: (1) gains or losses on extinguishment of debt and prepayment penalties and (2) costs related to the acquisition of properties, up to 1% of total property acquisitions during the performance period. FFO per share has wide acceptance as a reported measure of REIT operating performance. FFO as defined by NAREIT is equal to a REIT's net income, excluding gains or losses from sales of property, plus real estate depreciation. The performance goals for this performance metric were set by the independent trustees within the first 90 days of the one-year performance period (taking into account input from the Board of Trustees and the Chief Executive Officer), and were as follows: threshold at $0.53, target at $0.56 and maximum at $0.60.

Same store NOI growth is calculated as the increase of same store NOI over prior year same store NOI. NOI, as defined in the Company's filings with the SEC, is total real estate revenues and gain on involuntary conversion less real estate expenses, which consists of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses. The performance goals for this performance metric were set by the independent trustees within the first 90 days of the one-year performance period (taking into account input from the Board of Trustees and the Chief Executive Officer), and were as follows: threshold at 3.9%, target at 4.5% and maximum at 5.0%.

For fiscal year 2017, neither the Company's operating FFO nor same store NOI growth calculated in accordance with the STIP met the specified "threshold" performance levels of $0.53 per share/unit and 3.9%, respectively. Accordingly, that portion of the STIP awards based on the two objective criteria were not paid to the eligible named executive officers. However, the Compensation Committee, with the approval of the independent trustees, deemed that Messrs. Decker and Martin met both subjective criteria of their STIP awards at the maximum performance level. Accordingly, Mr. Decker received $41,931 for meeting the subjective criteria of progress on execution of strategic plan at the maximum performance level and $41,931 for meeting the subjective criteria of meeting individual personal goals at the maximum performance level for a total STIP award of $83,862 in cash. Mr. Martin received $32,838.50 for meeting the subjective criteria of progress on execution of strategic plan at the maximum performance level and $32,838.50 for meeting the subjective criteria of meeting individual personal goals at the maximum performance level for a total STIP award of $65,677 in cash.

Ms. Bryantt and Messrs. Mihalick, Holmes and Reiling did not earn, and were not paid, any portion of the STIP awards either because they were not employed by the Company on the last day of the performance period, April 30, 2017, or neither the objective nor the subjective criteria performance goals had been met.

Ms. Andersen did not participate in the STIP for fiscal year 2017, but instead received a subjective cash bonus based on 15% of her salary, in the amount of $27,041.

Long-Term Incentive Awards

The long-term incentive awards are issued pursuant to the 2015 Plan, and are subject to the terms and limitations of the 2015 Plan. The awards are evidenced by individual award agreements, which allows the Compensation Committee the flexibility to make changes easily in the future to reflect best practices in the market and REIT industry.

    2017 LTIP

On June 22, 2016, the Compensation Committee recommended, and the independent trustees approved, a new long-term incentive program for fiscal year 2017 ("2017 LTIP") under the 2015 Plan to be more consistent with best practices in the market and align more closely with the Company's compensation program goals, and granted as of June 22, 2016 and August 8, 2016 LTIP awards to the named executive officers, except that Ms. Andersen did not participate in the 2017 LTIP.

Under the 2017 LTIP, eligible named executive officers received: (1) 75% of the award in performance shares ("performance-based LTIP award"), and (2) 25% in time-based restricted shares ("time-based LTIP award"). Target LTIP was based on a percentage of the named executive officer's base salary in effect as of May 1, 2016 (or August 8, 2016 for Mr. Decker): 100% for Mr. Mihalick, 85% for Mr. Decker and 70% for the other eligible named executive officers. To prepare the LTIP award agreements, the percentage of salary was then converted into a number of common shares based on the average closing price of the common shares for the 20 trading days prior to the grant date to determine the number of Target Shares.

The performance-based LTIP awards were granted at the maximum award level, or 200% of the Target Shares multiplied by 75%, and are earned based on the Company's total shareholder return ("TSR") over a three-year period, ending on April 30, 2019, as compared to the TSRs of the constituent members of the MSCI US REIT Index over the same measurement period, ranging from 0% up to 200% of the performance-based Target Shares based on threshold, target and maximum performance levels as set forth in the table below:

	TSR Percentile for the Performance Period	Number of Performance-Based Target Shares Earned

Below Threshold	Below 25th percentile	None

Threshold	25th percentile	25% of Performance-Based Target Shares

Target	50th percentile	100% of Performance-Based Target Shares

Maximum	75th percentile	200% of Performance-Based Target Shares

Company TSR is the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)) in the value of a share during the performance period reflecting the appreciation/depreciation in the price per share and distributions paid on a share during the performance period, including the reinvestment of distributions. The Company TSR for the performance period will be calculated as follows: (i) the closing price of a share on the last day of such performance period (but using the average closing price for the 20 trading days ending on the last day of the performance period) plus distributions paid during such period divided by (ii) the closing price of a share on the first day of such performance period (but using the average closing price for the 20 trading days ending before the first day of the performance period). The Company TSR shall be calculated using information currently reported under "Comparative Returns" by Bloomberg L.P. or such other reporting service that the Compensation Committee may designate from time to time. If the performance period ends on account of a change in control, the Company TSR for the period from the most recent fiscal year end to the control change date will be annualized for purposes of calculating the Company TSR. The TSR of a constituent member of the MSCI US REIT Index will be the TSR of such member, calculated in accordance with the methodology described above for Company TSR.

If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares. If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the end of the performance period, then the earned shares will fully vest at the end of the performance period. If the named executive officer's employment is terminated before the end of the performance period for either good reason by the officer, without cause by the Company or upon the officer's death or disability (a "Qualifying Termination"), then a pro rata portion of the earned shares will vest at the end of the performance period. If a change in control occurs before the end of the performance period, then a pro rata portion of the earned shares will vest on the change of control date.

The time-based LTIP awards were granted at the target award level, or 100% of the Target Shares multiplied by 25%, and vest as to one-third of the shares on each June 22, 2017, May 1, 2018 and May 1, 2019 (or August 8, 2017, May 1, 2018 and May 1, 2019 for Mr. Decker's award) if the named executive officer remains in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If the officer's employment is terminated due to death or disability before the last vesting date, then any shares that remain unvested will vest in full as of the date of such termination. If a change of control occurs before the last vesting date and the officer's employment is terminated in a Qualifying Termination as of the change of control date, or within twelve months of the change of control date, then any shares that remain unvested will vest in full as of the change in control date.

As of April 30, 2017, one-third of the shares under the time-based LTIP awards granted to Mr. Mihalick and Ms. Bryant were fully vested on an accelerated basis pursuant to their resignation agreements. As of June 22, 2017, one-third of the shares under the time-based LTIP awards granted to Messrs. Holmes and Martin were fully vested in accordance with the terms of the award agreements. The performance-based LTIP awards and time-based LTIP awards granted during fiscal year 2017 to Messrs. Decker and Martin remain outstanding.

    2016 LTIP

On September 15, 2015, the Compensation Committee recommended, and the independent trustees approved, a long-term incentive program for fiscal year 2016 ("2016 LTIP") under the 2015 Plan, immediately following shareholder approval of the 2015 Plan at the 2015 annual shareholder meeting, and granted as of September 16, 2015 2016 LTIP awards to the named executive officers, except that Ms. Andersen and Mr. Decker did not participate in the 2016 LTIP.

Under the 2016 LTIP awards, named executive officers were provided the opportunity to earn awards, payable 100% in shares, based on the degree of attaining specified performance goals of the Company over a three-year, forward-looking performance period. Each named executive officer's total award opportunity under the 2016 LTIP, stated as a percentage of base salary in effect as of the first day of the performance period, which percentage depends on the named executive officer's position and the degree of achievement of specific "threshold," "target," and "maximum" performance goals, are set forth in the table below:

	Threshold	Target	Maximum

Timothy P. Mihalick	94%	100%	200%
Ted E. Holmes	66%	70%	140%
Diane K. Bryantt	66%	70%	140%
Mark W. Reiling	66%	70%	140%
Andrew Martin	47%	50%	100%

To prepare the 2016 LTIP award agreements, the maximum award dollar amount was then converted into a number of common shares based on the average closing price of the Company's common shares for the 20 trading days prior to the first day of the performance period to determine the maximum number of shares that could potentially be earned under the 2016 LTIP awards.

The performance metrics for earning the 2016 LTIP awards were relative TSR for 67% of the award and absolute TSR for 33% of the award. Relative TSR is measured by the degree of the Company's under or over performance relative to the MSCI US REIT Index, with the Company's TSR being calculated using information currently reported under "Comparable Returns" by Bloomberg L.P. or such other reporting service the Compensation Committee may designate from time to time. Absolute TSR will be measure by the compounded annual growth rate ("CAGR") per share and unit, based on the common share price before the start of the performance period compared to the price at the end of the performance period, using the average closing price of the shares for the 20 consecutive trading days ending on the date before the performance period and ending on the last day of the performance period.

The performance goals were set at the following levels: threshold, target and maximum. If achievement of a goal falls between "threshold" and "target" levels or between "target" and "maximum" levels, the amount of the associated award is determined by linear interpolation. If achievement of a goal fall below threshold, then that amount of the associated award will not be earned.

To the extent deemed earned, awards will be payable in restricted shares, 50% of which will vest at the conclusion of the performance period and 50% of which will vest on the first anniversary of the end of the performance period. The named executive officers must be in the continuous employ of the Company from the date of grant until the last day of the performance period to receive the first half of the earned award and until the first anniversary of the end of the performance period to receive the second half of the earned award.

If a named executive officer's employment is terminated on account of the officer's death or "disability", by the Company for a reason other than "cause" or "disability" or by the officer for "good reason," as such terms are defined in the award agreements, the officer will have a vested and nonforfeitable interest in a pro rata number of the earned shares. If an executive officer's employment is terminated due to a change in control, the officer will have a vested and nonforfeitable interest in a pro rata number of the earned shares.

Prior to the date the shares under the 2016 LTIP awards become vested, any distributions on such shares will be accumulated and paid, without interest, when and only to the extent that such shares are earned and vested.

As the first 2016 LTIP awards would not be earned until fiscal year end 2018 and paid in fiscal year 2019, the Compensation Committee recommended and the independent trustees approved a plan to bridge the period between the end of the former LTIP under the 2008 Plan and the time when awards are earned and payable under the revised 2016 LTIP awards ("Bridge LTIP") to avoid any gaps in pay and incentive opportunity for executive officers. Under the Bridge LTIP, awards were granted covering one- and two -year performance periods in addition to the 2016 LTIP award with a three-year performance period, each commencing at the same time. Similar to the 2016 LTIP awards, as described above, the initial performance year for the Bridge LTIPs began on September 16, 2015 to accommodate shareholder approval of the 2015 Plan, resulting in the first performance year being less than a full year.

Bridge LTIP awards could be earned upon conclusion of each respective performance period. For the one-year program, earned awards will vest 100% at the end of fiscal year 2016; and for the two-year program, earned awards will vest 100% at the end of fiscal year 2017. The 2016 LTIP award with a three-year performance period, to the extent earned, will vest normally, 50% at the end of fiscal year 2018 and 50% at the end of fiscal year 2019.

For 2016 LTIP awards and Bridge LTIP awards granted in fiscal year 2016, the Compensation Committee recommended to the Board, and the independent trustees approved, the following performance goals:

Metric	Threshold	Target	High

Relative TSR (67%)	90% of Index	105% of Index	120% of Index

Absolute TSR (33%)	10% CAGR	12% CAGR	14% CAGR

As of April 30, 2016, the one-year Bridge LTIP awards were not deemed earned by the named executive officers.

As of April 30, 2017, the Company's performance relative to the MSCI US REIT Index, calculated in accordance with the terms of the awards, was below the threshold level. In addition, absolute TSR, calculated in accordance with the terms of the awards, was below the threshold level. Accordingly, the two-year Bridge LTIP awards were not deemed earned by the named executive officers.

The 2016 LTIP awards (also referred to as the three-year LTIP awards) granted during fiscal year 2016 remain outstanding.

Health, Retirement and Other Benefits

In an effort to attract, retain and fairly compensate talented employees, the Company offers various benefit plans to its employees, including a profit- sharing retirement plan that is intended to be a qualified retirement plan under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), a 401(k) benefit plan, and health, life insurance and disability plans. These benefit plans are part of the Company's broad-based employee benefits program, and none of these plans are offered to the named executive officers either exclusively or with terms different from those offered to other eligible Company employees.

Executive Benefits and Perquisites

As noted above, the Company's named executive officers are generally offered the same employee benefits and perquisites offered to all employees. In fiscal year 2017, the only benefits or perquisites offered to any named executive officer either exclusively or with terms different from those offered to other eligible Company employees were the following: the use of a Company-purchased vehicle by Mr. Mihalick; payment of country club dues for Mr. Mihalick; the provision of Delta Airlines Sky Club memberships to Mr. Mihalick and Ms. Bryantt; payment of moving expenses for Mr. Decker and the provision of a data plan to all named executive officers, except Ms. Andersen, in addition to the Company's standard cell phone plan for employees. The Company provides executive benefits and perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in fiscal year 2017 was less than $10,000.

Compensation Elements and Basis for Compensation of Named Executive Officers

The components of the Company's executive compensation program (base salary, incentive awards, health, retirement and other benefits, and executive benefits and perquisites) for fiscal year 2017 are discussed above. The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope and level of their respective responsibilities and their individual contribution to the Company's operational and financial results. These factors were considered as a whole and no one factor was determinative of an executive's compensation, and they were based upon a subjective, non-formulaic and informal evaluation of senior executive performance by the Compensation Committee together with the CEO, as discussed above. Additionally, in the case of senior executive officers other than the CEO, the Compensation Committee generally deferred to the recommendations of the CEO.

              Basis for Compensation of the Chief Executive Officer. Mr. Mihalick's salary for fiscal year 2017 was based on an evaluation of those factors previously described and was approved by the Compensation Committee and the independent trustees. Among the factors considered were the Company's performance in the current economic environment, the impact of the economic conditions on the Company's operating and performance metrics (including FFO, occupancy levels and disposition/acquisition activity) and the responsibility and workload due to implementing the Company's strategic plan to become a pure multifamily REIT and operational complexity. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The incentive awards granted to Mr. Mihalick for fiscal year 2017 were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

              Basis for Compensation of Other Named Executive Officers. The salaries for the named executive officers, other than the CEO and Ms. Andersen, for fiscal year 2017 was based on the recommendations of the CEO following his evaluation of those factors previously described, and was approved by the Compensation Committee and the independent trustees. Among the factors considered were the Company's performance in the current economic environment, the impact of the economic conditions on the Company's operating and performance metrics (including FFO, occupancy levels and disposition/acquisition activity) and the responsibility and workload due to implementing the Company's strategic plan to become a pure multifamily REIT and operational complexity. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The incentive awards granted to the other named executive officers for fiscal year 2017 were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

Signing Bonus

On August 8, 2016, when Mark O. Decker, Jr. was appointed President and Chief Investment Officer, the Company granted Mr. Decker a signing share bonus award of 30,675 shares, determined by dividing $200,000 by the average closing price for the Company's shares for the 20 trading days prior to August 8, 2016. This signing share bonus award vests in three equal installments on August 8, 2017, August 8, 2018 and August 8, 2019 if he remains in the continuous employ of the Company through each of the applicable vesting dates.

Resignation and Separation Agreements

The following describes the resignation and separation agreements entered into with certain named executive officers:

On August 1, 2016, the Company entered into a separation agreement and release with Mark W. Reiling in connection with his resignation as Executive Vice President and Chief Investment Officer. Under this agreement, Mr. Reiling received a lump sum severance payment of $262,500 and forfeited his interest in all outstanding short-term and long-term incentive awards.

On April 27, 2017, the Company entered into a resignation and release agreement with Timothy P. Mihalick in connection with his resignation as Chief Executive Officer. Under this agreement, Mr. Mihalick received a lump sum severance payment of $1,073,159 (equal to 1.5 times his current base salary plus 1.5 times the average annual earned cash bonus for the previous three years) plus a cash payment of $25,999.80, an amount equal to 18 months of his monthly premium for the cost of continuation of health benefits. In addition, 5,864 shares, which is one-third of the shares under the time-based LTIP award granted to Mr. Mihalick that were to vest as of June 22, 2017 based on continued employment, became fully vested on an accelerated basis. Mr. Mihalick's remaining interest in all other short-term and long-term incentive awards were forfeited in full.

On April 27, 2017, the Company entered into a resignation and release agreement with Diane K. Bryantt in connection with her resignation as Executive Vice President and Chief Operating Officer. Under this agreement, Ms. Bryantt received a lump sum severance payment of $361,867.25 (equal to .75 times her current base salary plus .75 times the average annual earned cash bonus for the previous three years) plus a cash payment of $13,274.10, an amount equal to 9 months of her monthly premium for the cost of continuation of health benefits. In addition, 2,912 shares, which is one-third of the shares under the time-based LTIP award granted to Ms. Bryantt that were to vest as of June 22, 2017 based on continued employment, became fully vested on an accelerated basis. Ms. Bryantt's remaining interest in all other short-term and long-term incentive awards were forfeited in full.

Effective on July 13, 2017, the Company entered into a resignation and release agreement with Ted E. Holmes in connection with his resignation as Executive Vice President and Chief Financial Officer. Under this agreement, Mr. Holmes received a lump sum severance payment of $281,516.75 (equal to .75 times his current base salary plus .75 times the average annual earned cash bonus for the previous three years) plus a cash payment of $13,274.10, an amount equal to 9 months of his monthly premium for the cost of continuation of health benefits. In addition, Mr. Holmes's remaining interest in all other short-term and long-term incentive awards were forfeited in full.

Retention Awards and Agreements

In connection with the leadership transitions during April 2017, the Company granted retention awards to Mark O. Decker, Jr. effective May 1, 2017. Mr. Decker received a cash retention bonus of $100,000 and a retention share award for 16,477 shares, determined by dividing $100,000 by the average closing price for the Company's common shares for the 20 trading days prior to April 30, 2017. This retention share award vests in three equal installments on May 1, 2018, May 1, 2019 and May 1, 2020 if he remains in the continuous employ of the Company through each of the applicable vesting dates. If Mr. Decker voluntarily terminates his employment with the Company prior to May 1, 2020, he will be obligated to repay the cash retention bonus as follows: (i) 100% if he terminates employment on or before May 1, 2018, (ii) 67% if he terminates employment after May 1, 2018 but on or before May 1, 2019 and (iii) 33% if he terminates employment after May 1, 2019 but on or before May 1, 2020.

In addition, on April 30, 2017, the Company granted Nancy B. Andersen a retention share award for 7,891 shares, and granted retention share awards to 13 other employees in an aggregate number of 48,312 shares. These retention share awards vest in three equal installments on April 30, 2017 (the grant date), April 30, 2018 and April 30, 2019 if the employee remains in the continuous employ of the Company through each of the applicable vesting dates.

In connection with Ted E. Holmes' April 27, 2017 notification of his intention to resign as Executive Vice President and Chief Financial Officer, the Company entered into a retention arrangement with Mr. Holmes, whereby he agreed to remain with the Company through July 31, 2017, the end of the Company's first quarter of fiscal year 2018, to assist in transition matters. Under this arrangement, Mr. Holmes continued to receive his regular salary and was entitled to receive a cash retention bonus of $45,000 on the date his employment ends. In a separate agreement, the Company and Mr. Holmes agreed that Mr. Holmes' last day would be July 13, 2017 and that he earned the full retention bonus as of such date.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount that the Company may deduct with respect to each of its named executive officers other its Chief Financial Officer. The limitation does not apply to compensation that qualifies as "performance-based compensation" under Section 162(m). In fiscal year 2017, former Chief Executive Officer Timothy P. Mihalick was the only executive officer or employee compensated at a level that exceeded this $1 million limit. The Compensation Committee's present intention is to qualify, to the extent reasonable, a substantial portion of the executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee reserves the right to design programs that incorporate a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

Signing Bonuses of New Executive Officers

On April 30, 2017, John A. Kirchmann joined the Company as an Executive Vice President and Anne Olson joined as an Executive Vice President and the new General Counsel and Secretary. On the same date, the Company granted Mr. Kirchmann and Ms. Olson each a signing share bonus award of 24,671 shares, determined by dividing $150,000 by the average closing prices for the Company's shares for the 20 trading days prior to the grant date. These signing share bonus awards vest as to one-third of the shares on each April 30, 2018, April 30, 2019 and April 30, 20208 if they remain in the continuous employ of the Company through each of the applicable vesting dates.

Clawback Policy

The Company believes it is important to foster and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. For this reason, the Company adopted the Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, effective May 1, 2015. This policy applies to all executive officers, vice presidents and senior vice presidents who receive incentive compensation, including annual cash bonuses and cash and equity awards under the current or future STIP and LTIP, which are based on achievement of specified financial performance metrics. The policy applies to such awards approved, awarded or granted on or after the effective date of May 1, 2015.

In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by this clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person, (2) seeking recovery of any gain realized on the vesting, sale or other disposition of any equity-based awards, (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person, (4) cancelling outstanding vested or unvested equity awards made to the person, and/or (5) taking any other remedial and recovery action permitted by law.

The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person's circumstances. However, actions taken to recover such incentive compensation under this policy will be effected in a manner that does not result in adverse tax consequences for the person under Section 409A of the Internal Revenue Code and applicable rules and regulations. It is the Company's intention that this policy be interpreted in a manner consistent with the requirements of Section 10D of the Exchange Act.

Change In Control Severance Agreements

The Company entered into Change in Control Severance Agreements with the executive officers, including Ms. Bryantt, Ms. Olson and Messrs. Mihalick, Decker, Holmes, Reiling, Martin and Kirchmann. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements. These agreements have an initial term of five years, but will automatically extend for additional one-year periods thereafter unless either party terminates the agreement no later than by March 31st of the preceding year.

Pursuant to each agreement, the payment of severance benefits is also contingent on the officer: (1) signing a release and waiver of all claims against the Company, which includes a covenant not to sue; and (2) complying with certain covenants during employment and after termination, including non-compete provisions for one year for Mr. Mihalick and six months for other officers, non-recruitment provisions, and confidentiality agreements.

Severance benefits include: (1) severance pay equal to two times for Mr. Mihalick, and one times for other officers, the sum of (i) base salary plus (ii) the average annual cash bonus awarded for the previous three years; (2) outstanding unvested stock awards that vest based on continued employment immediately become vested; (3) outstanding stock awards that vest based on performance goals, objectives or measures will remain outstanding until the end of the performance measurement period and become vested to the extent the performance goals, objectives or measures are achieved; (4) reimbursement of certain health insurance coverage for up to eighteen months; and (5) benefits under other Company plans and programs per the terms of such plans and programs.

Indemnification Agreements

The Company entered into an Indemnification Agreement with each of the trustees, executive officers, senior vice presidents and certain officers of the Company. The Company believes that to attract and retain talented and experienced individuals to serve or continue to serve as trustees or officers of the Company, and to encourage them to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify trustees and officers and to assume for itself, to the fullest extent permitted by law, expenses and damages related to claims against such trustees and officers in connection with their service to the Company.

The agreements supplement the rights to indemnification, advancement of expenses and related rights provided in the Company's Declaration of Trust. The Agreements generally provide that the Company shall indemnify the indemnitees to the fullest extent permitted by law, subject to certain exceptions, against judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by indemnitee in connection with their services as a trustee or officer and also provide rights to advancement of expenses and contribution. An agreement terminates the later of: (1) the date the indemnitee is no longer a trustee or employee of the Company and (2) the date that indemnitee is no longer subject to any actual or possible proceeding, as defined in the agreements.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board: Linda J. Hall (Chair) Terrance P. Maxwell John A. Schissel

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table For Fiscal Year 2017

The table below summarizes the total compensation paid to or earned by the named executive officers serving during or at the end of fiscal year 2017, based on total compensation for the fiscal year ended April 30, 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Share Awards(1)(2)(3) ($)	Bonus ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(*) ($)	Total ($)

Timothy P. Mihalick(5)	2017	444,050	415,899(6)	0	0	1,129,448	1,989,397
Former President and Chief Executive	2016	461,129	1,304,395(7)	0	0	42,296	1,807,820
Officer	2015	442,598	358,502	0(8)	424,068	35,773	1,260,941
Mark O. Decker, Jr.(9)	2017	281,058	502,014(10)	0	83,862	19,633	886,567
President, Chief Executive Officer
and Chief Investment Officer
Ted E. Holmes(11)	2017	242,308	150,794(12)	0	0	23,839	416,941
Former Executive Vice President and	2016	238,846	472,934(7)	0	0	34,545	746,325
Chief Financial Officer	2015	203,254	169,167	0	133,343	26,805	532,569
Diane K. Bryantt(13)	2017	315,000	206,519(14)		0	399,888	921,407
Former Executive Vice President and	2016	327,115	647,718(7)	0	0	34,317	1,009,150
Chief Operating Officer	2015	284,440	269,545	0	187,469	33,820	775,274
Mark W. Reiling(154)	2017	71,683	172,099(16)	0	0	269,278	513,060
Former Executive Vice President	2016	271,923	539,771(7)	0	0	33,766	845,460
and Chief Investment Officer	2015	248,250	212,500	0	119,375	33,700	613,825
Andrew Martin	2017	218,922	143,536	0	65,677	15,277	443,412
Executive Vice President– Property
Operations
Nancy B. Andersen	2017	191,029	46,636(17)	27,041	0	14,064	278,770
Senior Vice President and Principal
Accounting Officer

(1)
Except as noted under footnotes 9 and 16, the amounts included in this column for fiscal year 2017 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2017 LTIP awards. Such 2017 LTIP awards were granted on June 22, 2016, except for awards granted to Mr. Decker, which were granted on August 8, 2016. Each applicable officer received two 2017 LTIP awards on the applicable grant date: (i) a time-based share award which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award") and (ii) a performance-based share award which vests based on achieving certain performance goals at the end of the performance period, or April 30, 2019, and provided the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(2)
The amounts included in this column for fiscal year 2016 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2016 LTIP awards granted on September 16, 2015. Each applicable officer received three 2016 LTIP awards on such grant date, each for an equal number of shares and covering the following performance periods: (i) September 16, 2015 through April 30, 2016 ("one-year LTIP award"), (ii) September 16, 2015 through April 30, 2017 ("two-year LTIP award") and (iii) September 16, 2015 through April 30, 2018 ("three-year LTIP award"). The one-year and two-year LTIP awards were issued under the Bridge LTIP to cover the gap between the former LTIP program under the 2008 Plan (a backward-looking program) and the new 2016 LTIP program under the 2015 Plan (a forward-looking, three-year program). Based on achieving certain performance goals as of the end of the applicable performance periods, as specified in the award agreements, which is uncertain, and provided the recipient is still employed with the Company: earned shares under the one-year LTIP awards will vest 100% on April 30, 2016, earned shares under the two-year LTIP awards will vest 100% on April 30, 2017, and earned shares under the three-year LTIP awards will vest 50% on April 30, 2018 with the remaining 50% on April 30, 2019. No shares were earned under either the one-year LTIP award or the two-year LTIP award since the established performance goals were not met. See the "Long-Term Incentive Awards – 2016 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
The amounts included in this column for fiscal year 2015 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under the Company's LTIP with reference to fiscal year 2015 performance. Half of the shares awarded were fully vested and unrestricted when issued. The other half vested on the one-year anniversary of the grant date, provided the recipient was still employed by the Company on that date, and subject to the terms and conditions of the LTIP.

(4)
The amounts included in this column represent the cash awards earned under the referenced fiscal year pursuant to the Company's STIP, based on such fiscal year performance. The awards were paid following the end of the applicable fiscal year. See the "Short-Term Incentive Awards" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(5)
Mr. Mihalick resigned as the Chief Executive Officer and as a trustee of the Board on April 27, 2017. The amount for All Other Compensation for fiscal year 2017 includes severance amounts paid in connection with the resignation as shown in the following table.

(6)
In connection with Mr. Mihalick's resignation, the time-based LTIP award vested on an accelerated basis as to one-third of the shares with the remaining two-thirds of the shares forfeited, and the performance-based LTIP award was forfeited in full pursuant to Mr. Mihalick's resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(7)
In connection with the recipient's resignation, all interests in the three-year LTIP awards have been forfeited in full.

(8)
The Compensation Committee, in its discretion, awarded a special cash bonus to Mr. Mihalick equal to the amount that otherwise would have been earned by Mr. Mihalick under the LTIP for fiscal year 2015, based on fiscal year 2015 performance, but could not be awarded in common shares due to cap limitations under the Company's 2008 Incentive Award Plan. Mr. Mihalick declined the payment of the special cash bonus, and accepted the 50,000 shares as total payment for the earned LTIP award.

(9)
Mr. Decker was promoted to Chief Executive Officer on April 27, 2017.

(10)
In addition to the time-based LTIP award and performance-based LTIP award granted on August 8, 2016, the amount includes a restricted share award granted on August 8, 2016 as a signing bonus when Mr. Decker joined the Company ("signing bonus award"). The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. This award vests as to one-third of the shares on each August 8, 2017 (the first year anniversary of the grant date), May 1, 2018 and May 1, 2019, provided the recipient is still employed with the Company. See the "Signing Bonus" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(11)
Mr. Holmes resigned as the Executive Vice President and Chief Financial Officer effective as of June 29, 2017. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for information on the amounts paid to Mr. Holmes following the end of fiscal year 2017 which are not reflected in the table.

(12)
The time-based LTIP award vested as to one-third of the shares on June 22, 2017 with the remaining two-thirds of the shares forfeited in connection with Mr. Holmes' resignation, and the performance-based LTIP award was forfeited in full pursuant to Mr. Holmes' resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(13)
Ms. Bryantt resigned as the Executive Vice President and Chief Operating Officer on April 27, 2017. The amount for All Other Compensation for fiscal year 2017 includes severance amounts paid in connection with the resignation as shown in the following table.

(14)
In connection with Ms. Bryantt's resignation, the time-based LTIP award vested on an accelerated basis as to one-third of the shares with the remaining two-thirds of the shares forfeited, and the performance-based LTIP award was forfeited in full pursuant to Ms. Bryantt's resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(15)
Mr. Reiling resigned as the Executive Vice President and Chief Investment Officer effective as of August 1, 2016. The amount for All Other Compensation for fiscal year 2017 includes severance amounts paid in connection with the resignation as shown in the following table.

(16)
In connection with Mr. Reiling's resignation, the shares under the time-based LTIP award and the performance-based LTIP award were forfeited in full pursuant to Mr. Reiling's separation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(17)
The amount represents the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under the 2015 Incentive Plan to Ms. Andersen on April 30, 2017 ("retention share award"). One-third of the shares awarded were fully vested on the grant date with an additional one-third of the shares to vest on the one-year anniversary and the two-year anniversary of the grant date, provided the recipient is still employed by the Company on that date. See the "Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(*)
All Other Compensation for the fiscal years ended April 30, 2017, 2016 and 2015 consists of the following:

	Years	401(k) Company Contribution ($)	Health and Dental Coverage and HSA Contributions ($)	Company Contribution to Profit-Sharing Plan ($)	Life Insurance & Long-term Disability Coverage ($)	Other ($)	Total ($)

Timothy P. Mihalick	2017	10,600	13,555	0	592	1,104,701(1)	1,129,448
	2016	12,649	13,152	9,275	594	6,626(2)	42,296
	2015	10,489	13,527	8,925	521	2,311(3)	35,773
Mark O. Decker, Jr.	2017	3,038	9,421	0	394	6,780(4)	19,633
Ted E. Holmes	2017	9,692	13,555	0	592	0	23,839
	2016	11,140	13,536	9,275	594	0	34,545
	2015	5,044	12,315	8,925	521	0	26,805
Diane K. Bryantt	2017	10,600	13,555	0	592	375,141(5)	399,888
	2016	11,296	13,152	9,275	594	0	34,317
	2015	10,847	13,527	8,925	521	0	33,820
Mark W. Reiling	2017	2,867	3,713	0	198	262,500(6)	269,278
	2016	11,158	12,739	9,275	594	0	33,766
	2015	10,831	13,423	8,925	521	0	33,700
Andrew Martin	2017	8,757	5,928	0	592	0	15,277
Nancy B. Andersen	2017	7,323	6,149	0	592	0	14,064

(1)
Consists of: (i) membership dues at a country club; (ii) the use of a Company-purchased vehicle; (iii) lump sum cash severance payment of $1,073,159 paid in connection with Mr. Mihalick's resignation; and (iv) cash payment of $25,999.80, equal to 18 months of monthly premiums for the cost of continuation of health benefits, paid in connection with Mr. Mihalick's resignation.
(2)
For the use of a Company-purchased vehicle and membership dues at a country club.
(3)
For the use of a Company-purchased vehicle.
(4)
Relocation costs.
(5)
Consists of a lump sum cash severance payment of $361,867.25 and cash payment of $13,274.10, equal to 9 months of monthly premiums for the cost of continuation of health benefits, paid in connection with Ms. Bryantt's resignation.
(6)
A lump sum cash severance payment in connection with Mr. Reiling's resignation.

Grants of Plan-Based Awards Table

The following table presents information regarding share awards granted to the named executive officers with reference to fiscal year 2017 performance, under the Company's 2015 Plan.

Name	Grant Date	All Other Share Awards: No. of Shares	Grant-Date Fair Value ($)(1)

Timothy P. Mihalick	6/22/2016	17,593(2)(8)	109,780
	6/22/2016	52,779(3)(8)	306,118
	9/16/2015	121,491(4)	426,531
	9/16/2015	121,491(4)(9)	422,280
Mark O. Decker, Jr.	8/8/2016	12,874(5)	84,582
	8/8/2016	38,622(6)	215,897
	8/8/2016	30,675(7)	201,535
Ted E. Holmes	6/22/2016	6,379(2)(10)	39,805
	6/22/2016	19,136(3)(10)	110,989
	9/16/2015	44,049(4)	154,647
	9/16/2015	44,049(4)(9)	153,106
Diane K. Bryantt	6/22/2016	8,736(2)(8)	54,513
	6/22/2016	26,208(3)(8)	152,006
	9/16/2015	60,328(4)	211,801
	9/16/2015	60,328(4)(9)	209,690
Mark W. Reiling	6/22/2016	7,280(2)(11)	45,427
	6/22/2016	21,840(3)(11)	126,672
	9/16/2015	50,274(4)(12)	176,503
	9/16/2015	50,274(4)(12)	174,743
Andrew Martin	6/22/2016	6,072(2)	37,889
	6/22/2016	18,215(3)	105,647
	9/16/2015	29,948(4)	105,140
	9/16/2015	29,948(4)	104,092
Nancy B. Andersen	4/30/2017	7,891(13)	46,636

(1)
The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under the 2015 Incentive Plan.

(2)
Time-based LTIP awards granted on June 22, 2016, which vest ratably on each June 22, 2017, May 1, 2018 and May 1, 2019 provided the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
Performance-based LTIP awards granted on June 22, 2016, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2019, and provided the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information

(4)
Two-year LTIP awards and Three-year LTIP awards, respectively, granted on September 16, 2015. Each applicable named executive officer received three LTIP awards on such grant date, each for an equal number of shares: (i) one-year LTIP award, (ii) two-year LTIP award and (iii) three-year LTIP award. The one-year and two-year LTIP awards were issued under the Bridge LTIP to cover the gap between the former LTIP program under the 2008 Plan (a backward-looking program) and the new 2016 LTIP program under the 2015 Plan (a forward-looking, three-year program). Based on achieving certain performance goals as of the end of the applicable performance periods, as specified in the award agreements, which is uncertain, and provided the recipient is still employed with the Company:

  earned shares under the one-year LTIP awards will vest 100% on April 30, 2016, earned shares under the two-year LTIP awards will vest 100% on April 30, 2017, and earned shares under the three-year LTIP awards will vest 50% on April 30, 2018 with the remaining 50% on April 30, 2019. No shares were earned under either the one-year LTIP award or the two-year LTIP award since the established performance goals were not met. See the "Long-Term Incentive Awards – 2016 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(5)
Time-based LTIP award granted on August 8, 2016, which vests ratably on August 8, 2017, May 1, 2018 and May 1, 2019 provided the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(6)
Performance-based LTIP award granted on August 8, 2016, which vests based on achieving certain performance goals at the end of the performance period, or April 30, 2019, and provided the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(7)
Signing bonus award granted on August 8, 2016, which vests ratably over a three-year period provided the recipient is still employed with the Company. See the "Signing Bonus" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(8)
In connection with the recipient's resignation, the time-based LTIP award vested on an accelerated basis as to one-third of the shares with the remaining two-thirds of the shares forfeited, and the performance-based LTIP award was forfeited in full pursuant to a resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(9)
In connection with the recipient's resignation, the three-year LTIP award was forfeited in full pursuant to resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(10)
The time-based LTIP award vested as to one-third of the shares on June 22, 2017 with the remaining two-thirds of the shares forfeited in connection with recipient's resignation, and the performance-based LTIP award was forfeited in full pursuant to his resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(11)
Both the time-based LTIP award and the performance-based LTIP award were forfeited in full pursuant to his separation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(12)
In connection with the recipient's resignation, the two-year LTIP award and the three-year LTIP award were forfeited in full pursuant to a separation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(13)
Retention share award granted on April 30, 2017. One-third of the shares awarded were fully vested on the grant date with an additional one-third of the shares to vest on the one-year anniversary and the two-year anniversary of the grant date, provided the recipient is still employed by the Company on that date. See the "Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding share awards granted to each of the named executive officers under the 2015 Plan which were outstanding at the end of the last completed fiscal year but had not yet been earned or vested. See "Grants of Plan-Based Awards Table" for more information.

		Share Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have not Vested(#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)

Mark O. Decker, Jr.	8/8/2016	12,874(2)	76,085
	8/8/2016	38,622(3)	228,256
	8/8/2016	30,675(4)	181,289
Ted E. Holmes	6/22/2016	6,379(2)	37,700
	6/22/2016	19,136(3)	113,094
	9/16/2015	44,049(5)	260,330
Andrew Martin	6/22/2016	6,072(2)	35,886
	6/22/2016	18,215(3)	107,651
	9/16/2015	29,948(5)	176,993
Nancy B. Andersen	4/30/2017	7,891(6)	46,636

(1)
Based on the closing market price per common share at the end of the last completed fiscal year, April 30, 2017, which was $5.91.
(2)
Time-based LTIP award.
(3)
Performance-based LTIP award. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.
(4)
Signing bonus award.
(5)
Three-year LTIP award.
(6)
Retention share award.

Shares Vested

The following table presents information regarding share awards granted to each of the named executive officers under the 2015 Incentive Plan which vested during the last completed fiscal year. All shares were or became fully vested and unrestricted on April 30, 2017. The Company has not granted any share option awards to the named executive officers.

		Share Awards
Name	Grant Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy P. Mihalick	6/22/2016	5,864(1)	35,594
Diane K. Bryantt	6/22/2016	2,912(1	17,676
Nancy B. Andersen	4/30/2017	2,630(2)	15,543

(1)
These shares consist of one-third of the time-based LTIP awards granted on June 22, 2016 which vested on an accelerated basis as of April 27, 2017 pursuant to resignation agreements. The remaining shares under such awards were forfeited in full. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(2)
These shares consist of one-third of the retention share award granted on April 30, 2017 which vested on the grant date. See the "Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of April 30, 2017 regarding compensation plans (including individual compensation arrangements) under which the Company's common shares of beneficial interest are available for issuance:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	0	0	3,701,886(2)
Equity compensation plans not approved by security holders	0	0	0

Total	0	0	3,701,886

(1)
The 2015 Incentive Plan was approved by shareholders on September 15, 2015.

(2)
Common shares subject to share awards or share unit awards granted under the 2015 Plan which have been cancelled, forfeited, expired or otherwise terminated without the issuance of such common shares, or if any award is settle for cash, then the number of common shares not issued will be available again for issuance under the 2015 Plan. Therefore, the 1,203,046 common shares subject to the following forfeitures are available again for issuance under the 2015 Plan: (i) the one-year LTIP awards and two-year LTIP awards granted on September 16, 2015, which awards were unearned as of April 30, 2016 and April 30, 2017, respectively, the end of the performance periods, or forfeited prior to the end of the performance periods upon resignation of the applicable recipient; (ii) the three-year LTIP awards granted on September 16, 2015, which awards were forfeited prior to the end of the performance period upon resignation of the applicable recipient; (iii) the portions of the time-based LTIP awards granted on June 22, 2016 which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; (iv) the performance-based LTIP awards granted on June 22, 2016 which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; and (iv) trustee share awards granted on June 22, 2016 which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Company has not entered into any employment agreements with its officer or employees.

Change in Control Severance Agreements

On July 1, 2015, the Company entered into Change in Control Severance Agreements ("Change in Control Agreements") with each of its executive officers, including the Chief Executive Officer and Chief Financial Officer. On August 8, 2016, the Company also entered into a Change in Control Agreement with Mr. Decker when he joined the Company as President and Chief Investment Officer. Under each agreement, an officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the officer: (1) signing a release and waiver of all claims against the Company; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for one year for Mr. Mihalick, the CEO at the time, and six months for other officers; non-recruitment, or non-solicitation, provision; non-disparaging provision and confidentiality agreement.

Under the agreements, severance benefits include: (1) severance pay equal to 2x for Mr. Mihalick, the CEO at the time, and 1x for other officers, the sum of (i) base salary plus (ii) the average annual cash bonus awarded for the previous three years; (2) outstanding non-vested, share awards that vest based on continued employment immediately become vested; (3) outstanding non-vested, performance-based share awards that vest based on performance goals, objectives or measures will remain outstanding until the end of the performance measurement period and become vested to the extent the performance goals, objectives or measures are achieved; (4) reimbursement of certain health insurance coverage for up to eighteen months; and (5) benefits under other Company plans and programs per the terms of such plans and programs.

The executive officers would not receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.

2015 Incentive Plan

Under the 2015 Plan, in the event a change in control occurs (as defined under the 2015 Plan), the administrator may, at its discretion, require outstanding share awards, share unit awards and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.

If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be cancelled and exchanged for payment in cash, common shares or other securities received by the Company's shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.

Under the 2016 LTIP award agreements issued on September 16, 2015, granted pursuant to the 2015 Plan, if the officer's employment is terminated on account of the officer's death or disability, by the Company for a reason other than cause or disability, by the officer with good reason (as such terms are defined in the award agreements), or if a change of control occurs and the officer remains in the continuous employ of the Company until the date the change in control occurs, the officer will have a vested and nonforfeitable interest in a pro rata number of shares that are deemed earned at the end of the performance period. The pro rata number of earned shares will be determined by multiplying the total number of earned shares by a fraction, the numerator of which will be the number of days of the officer's employment with the Company during the measurement period and the denominator of which is 1,095. The officer's unearned shares will be forfeited.

Under the time-based LTIP award agreements issued on June 22, 2016 and August 8, 2016 and the signing bonus award issued on August 8, 2016, granted pursuant to the 2015 Plan, if the officer's employment is terminated on account of the officer's death or disability prior to the last vesting date, then any shares remaining unvested will vest in full as of the date of such termination. If a change of control occurs and the officer is terminated pursuant to a qualifying termination (i.e. death, disability, by the Company for a reason other than cause or disability or by the officer with good reason (as such terms are defined in the award agreements)) as of the control change date or within twelve months following the control change date, then any shares remaining unvested will vest in full as of the control change date.

Under the performance-based LTIP award agreements issued on June 22, 2016 and August 8, 2016, granted pursuant to the 2015 Plan, if the officer's employment is terminated pursuant to a qualifying termination (i.e. death, disability, by the Company for a reason other than cause or disability or by the officer with good reason (as such terms are defined in the award agreements)), then the shares will remain outstanding until the last day of the performance period and the officer will have a vested and nonforfeitable interest in a pro rata number of shares that are deemed earned as of the last day of the performance period. The pro rata number of earned shares will be determined by multiplying the total number of earned shares by a fraction, the numerator of which will be the number of days of the officer's employment with the Company during the performance period and the denominator of which is 1,095. If a change of control occurs and the officer remains in the continuous employ of the Company until the control change date, the officer will have a vested and nonforfeitable interest in a pro rata number of shares that are deemed earned as of the control change date. The officer's unearned shares will be forfeited. The pro rata number of earned shares in this scenario will be determined by multiplying the total number of earned shares by a fraction, the numerator of which will be the number of days of the officer's employment with the Company during the performance period through the control change date and the denominator of which is 1,095.

The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of April 30, 2017 under various scenarios assuming a change of control and/or termination had occurred on April 30, 2017. The table below does not include the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of April 30, 2017.

Name and Termination Scenario(1)	Cash Payment ($)(2)	Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(3)

Mark O. Decker, Jr. – President, Chief Executive Officer and Chief Investment Officer
By Company For Cause(4)	0	0
By Company Without Cause	0	55,443
Upon Death or Disability	0	312,817
Upon Change in Control(5)	0	55,443
Upon Change in Control and Termination(6)	495,872(7)	485,630
Ted E. Holmes – Executive Vice President and Chief Financial Officer(4)
By Company For Cause(5)	0	0
By Company Without Cause	0	172,900
Upon Death or Disability	0	210,600
Upon a Change in Control(6)	0	172,900
Upon Change in Control and Termination(7)	318,316(8)	411,124
Andy Martin – Executive Vice President — Property Operations
By Company For Cause(5)	0	0
By Company Without Cause	0	126,344
Upon Death or Disability	0	162,230
Upon a Change in Control(6)	0	126,344
Upon Change in Control and Termination(7)	259,797(8)	320,530
Nancy B. Andersen – Senior Vice President and Principal Accounting Officer(9)
By Company For Cause(5)	0	0
By Company Without Cause	0	0
Upon Death or Disability	0	46,636
Upon a Change in Control(6)	0	0
Upon Change in Control and Termination	0	46,636

(1)
Does not include: (i) Mr. Reiling who resigned without cause effective as of August 1, 2016, and (ii) Mr. Mihalick and Ms. Bryantt who resigned without cause effective as of April 27, 2017. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(2)
This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of April 30, 2017.

(3)
Amounts in this column reflect accelerated vesting of awards of restricted common shares under the LTIP awards that were outstanding at April 30, 2016. For purposes of this table, it is assumed that all the common shares under the three-year LTIP awards and the performance-based LTIP awards have been earned and that the market value per restricted common share is $5.91, the closing market price per common share at the end of the last completed fiscal year, April 30, 2017. The table does not reflect the common shares under the one-year LTIP awards or the two-year LTIP awards as they were deemed not earned as of the end of their performance period, which ended April 30, 2017.

(4)
Mr. Holmes resigned as the Executive Vice President and Chief Financial Officer effective as of June 29, 2017.

(5)
No payments are made and no vesting occurs if the Company terminates the officer for "cause" as defined in the LTIP awards.

(6)
This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.

(7)
This reflects the occurrence of a change in control and the officer's employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of April 30, 2017.

(8)
Includes the reimbursement of health care benefits, estimated to be $23,868 for Messrs. Decker and Holmes and $9,198 for Mr. Martin, assuming the reimbursement is for the full 18 month period and based on monthly premiums in place as of April 30, 2017.

(9)
The Company has not entered into a Change in Control Agreement with Ms. Andersen, nor is she a participant in the LTIP or STIP programs. Instead, Ms. Andersen was granted a retention share award on April 30, 2017, which contains the same provisions as the time-based LTIP awards except that one-third of the shares vested immediately upon the date of grant. See the "Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

Compensation Policies and Risk Management

The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that the Company's compensation policies and practices would encourage excessive risk-taking:

  •
  Compensation for certain executive officers is comprised of various components: base salary, short-term incentive cash awards and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.

  •
  A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of restricted shares encourages the Company's executive officers to focus on sustaining the Company's long-term performance because unvested awards could significantly decrease in value if the Company's business is not managed with long-term interest in mind.

  •
  The STIP and LTIP awards granted in fiscal year 2017 utilize various performance goals. The STIP awards utilize the objective performance goals of Operating FFO per share/unit achieved over a one-year performance period and Same Store NOI Growth as well as subjective performance goals for progress on execution of strategic plan and meeting individual personal goals. The two-year and three-year LTIP awards utilize the objective performance goals of relative total shareholder return, or TSR, relative to the MSCI US REIT Index and absolute TSR measured by compounded annual growth rate. The performance-based LTIP awards utilize the Company's TSR over a three year period as compared to the TSRs of the constituent members of the MSCI US REIT Index over the same period. The use of several performance goals was intentionally selected by the

    Compensation Committee with the goal of aligning executive compensation with long-term creation of shareholder value.

  •
  The 2015 Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the 2015 Plan.

  •
  The Company adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers and 1x for senior vice presidents. In addition, the officers are required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company or ceases to be an officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company's business is not managed with long-term interest in mind.

  •
  The Company adopted a "clawback" policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on the Company's financial statements if the person had engaged in fraud, intentional misconduct or illegal behavior which caused or contributed to a material restatement of such financial statements.

  •
  The Company adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving the Company's securities and from pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

The Compensation Committee believes this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company's long-term interest. Accordingly, the Compensation Committee believes the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Retirement and 401(k) Plans

The Company's profit-sharing retirement plan is intended to be a qualified retirement plan under the Internal Revenue Code. Contributions to the retirement plan by the Company are at the discretion of the Company's management, and are subject to a vesting schedule. For the 2016 calendar year, the Company did not make a discretionary employer contribution. Employees are eligible to receive discretionary employer contributions if they are over the age of 21, have completed 1,000 hours of service within the plan year and are employed on the last day of the plan year.

In addition, the Company sponsors a defined contribution 401(k) retirement plan. Employees over the age of 21 may participate in the Company's 401(k) plan, except for collectively bargained employees, non-resident alien employees and part-time/temporary/seasonal employees scheduled to work less than 1,000 hours of service within the plan year. Eligible employees can participate in the plan immediately upon hire, but are not eligible for the employer match until they have completed six months of service and worked at least 1,000 hours per calendar year. Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. The Company currently matches, dollar for dollar, employee contributions to the 401(k) plan in an amount equal to up to 5% of the wages of each employee participating in the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2017, the following served as members of the Compensation Committee of the Board of Trustees, either for all or part of the fiscal year: Ms. Linda J. Hall, Mr. Terrance P. Maxwell, Mr. John A. Schissel and Mr. Jeffrey K. Woodbury. None of the members of the Compensation Committee currently is, or was formerly, an officer or employee of the Company. During fiscal year 2017, none of the Company's executive officers served on the compensation committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company's Compensation Committee.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Description of Proposal

Section 14A of the Exchange Act enables shareholders to vote not less frequently than once every six years, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company's named executive officers, commonly known as a "say on frequency" proposal. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years, or abstain from voting.

The Company last conducted an advisory vote on the frequency of an advisory vote on executive compensation at the 2011 Annual Meeting of Shareholders, and since that time has conducted an annual advisory vote on executive compensation.

The Board of Trustees recognizes the importance of receiving regular input from shareholders on important issues, such as executive compensation. The Board believes that the Company's current executive compensation programs directly link executive compensation to its financial performance and align the interests of executive officers with those of the Company's shareholders. The Board of Trustees believes that giving shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of the Company's named executive officers is a good corporate governance practice and is in the best interests of the shareholders, by allowing shareholders to provide the Company with their input on the Company's executive compensation philosophy, policies and practices as disclosed in the Company's proxy statement every year.

After careful consideration of the frequency alternatives, the Board of Trustees believes that continuing to conduct an advisory vote on executive compensation on an annual basis is appropriate for the Company and its shareholders at this time.

The Board of Trustees will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board of Trustees may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote more or less frequently than the alternative that has been selected by shareholders.

Vote Required

Subject to a quorum being present at the Annual Meeting, the option of one year, two years or three years that receives the highest number of vote cast by shareholders will be considered the frequency for the advisory vote on executive compensation that is preferred by the shareholders.

In voting on this proposal, shareholders should mark their proxy for one, two or three years based on their preference as to the frequency with which an advisory vote on executive compensation should be held. Shareholders may also, if they wish, abstain from casting a vote on this proposal.

Vote Recommended

The Board recommends an advisory vote for holding future advisory votes on the compensation of the Company's named executive officers every One Year.

 PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Description of Proposal

The Audit Committee has approved the selection of Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2018.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.

The Company expects that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Vote Required

This proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy, provided a quorum is present, for approval.

Vote Recommended

The Board recommends that you vote FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditor for fiscal year 2018.

 ACCOUNTING AND AUDIT COMMITTEE MATTERS

Fees Paid to the Company's Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton for fiscal years 2017 and 2016. These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, the Company's independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton in fiscal year 2017 and has determined that all such services were compatible with maintaining Grant Thornton's independence.

	2017	2016
Audit Fees	$389,232	$421,760
Audit-Related Fees	28,175	25,456
Tax Fees	0	0
All Other Fees	4,450	4,000

Total	$421,857	$451,216

Audit Fees:    This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q, and services that are normally provided by the independent accountant in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.

Audit-Related Fees:    This category consists of assurance and related services provided by the independent accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category generally include fees for benefit plan audits.

Tax Fees:    This category consists of professional services rendered by the independent accountant primarily in connection with the Company's tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.

All Other Fees:    This category consists of fees for other permissible services that do not meet the above category descriptions. $4,450 and $4,000 in fiscal years 2017 and 2016, respectively, represents the annual charge to the Company for a web-based accounting research tool.

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company's annual financial statements on behalf of the Board. In addition, the Audit Committee oversees the work of the Company's internal audit function. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP") and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm, Grant Thornton, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee met five times during fiscal year 2017, and four of these meetings included executive sessions with our independent accountant without management being present. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton to review and discuss annual and quarterly financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.

In addition, the Audit Committee discussed with Grant Thornton matters relating to its independence and has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence.

The Audit Committee pre-approves all services provided by the independent auditor to the Company, and the related fees for such services, and has concluded that all such services provided in fiscal year 2017 were compatible with the auditors' independence. The independent auditors provided nominal non-audit or non-audit related services to the Company during fiscal year 2017. See "Proposal 4: Ratification of Selection of Independent Auditor" for more information regarding fees paid to the Company's independent auditors for services in fiscal years 2017 and 2016.

During fiscal year 2017, the Audit Committee continued to oversee the internal auditor's ongoing testing of the effectiveness of the Company's internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton, as part of its 2017 audit of the Company's financial statements, independently reviewed the Company's internal controls.

On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton, the Company's internal auditor and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2017 for filing with the SEC.

The Audit Committee has selected Grant Thornton as the Company's independent registered public accounting firm for fiscal year 2018. The Board of Trustees has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

Submitted by the Audit Committee of the Board:
John D. Stewart (Chair)
Jeffrey P. Caira
Michael T. Dance

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act ("Section 16(a)") requires that the trustees and executive officers of the Company and holders of more than 10% of the Company's equity securities file with the SEC, within specified due dates, initial reports of beneficial ownership of the Company's equity securities on Form 3; reports of changes in ownership of the Company's equity securities on Form 4; and annual reports of changes in ownership of the Company's equity securities on Form 5. As a matter of practice, the Company's administrative staff assists the trustees and executive officers with these reporting requirements. The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner. Based solely on a review of Section 16(a) reports filed with the SEC either reflecting transactions that had occurred during fiscal year 2017 or had been filed during fiscal year 2017 and on written representations from the Company's trustees and executive officers that no other reports were required during the year ended April 30, 2017, the Company believes that all of the Section 16(a) reporting obligations for the fiscal year ended April 30, 2017 were met except that Nancy B. Andersen, Senior Vice President and Principal Accounting Officer, untimely filed one Section 16(a) report which reported the grant of the share retention award on April 30, 2017.

SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in the Company's 2017 proxy statement.

Shareholders who wish to submit a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2018 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Exchange Act, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988, no later than by April 3, 2018 in order to be included in the Company's proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act. Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of the Company's Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to the Company's Secretary at the above address no earlier than the close of business on May 18, 2018 and no later than the close of business on June 18, 2018. If such notice is received by the Company on or after June 19, 2018, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in the Company's proxy statement or form of proxy. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who wish to propose a trustee nominee for the 2018 annual meeting of shareholders must comply with Article III, Section 6(B) of the Company's Bylaws, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on May 18, 2018 and no later than the close of business on June 18, 2018. Such shareholder nominations will not be included in the Company's proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to the Company's Board of Trustees, see the discussion under "Corporate Governance and Board Matters — Board Committees."

 SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS

In accordance with notices that the Company sent to certain shareholders, the Company is sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company's common shares at two different brokerage firms, your household will receive two copies of the Company's proxy materials, one from each brokerage firm.

If you received a householded mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Investor Relations Department by mail to Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. EST at 1- 701-837-4738. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH IRET

If you would like to receive information about the Company, you may use one of the following methods:

  1.
  The Company's Internet site, located at www.iretapartments.com, contains information about the Company and its properties. The "Investors" section of the site contains press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to the Company's SEC filings. This Proxy Statement and the 2017 Annual Report on Form 10-K are both available on www.iretapartments.com.

  2.
  To have information such as the Company's latest quarterly or annual report mailed to you, please either call 1-701-837-4738 or send a request by mail to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988.

If you would like to contact the Company, please call Investor Relations at 1- 701-837-4738, or send correspondence to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988.

 OTHER MATTERS

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees
Anne Olson General Counsel and Secretary

August 7, 2017
Minot, North Dakota

Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto and financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Anne Olson, Secretary and General Counsel of the Company, at Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702-1988. This request must include a representation by the shareholder that as of July 21, 2017, the shareholder is entitled to vote at the Annual Meeting.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INVESTORS REAL ESTATE TRUST 1400 31st Ave SW SUITE 60 Minot, ND 58702-1988 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees Nominees Jeffrey P. Caira For 0 0 0 0 0 0 0 0 For 0 Against 0 0 0 0 0 0 0 0 Against 0 Abstain 0 0 0 0 0 0 0 0 Abstain 0 1A The Board of Trustees recommends you vote 1 YEAR on the following proposal: 3ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. 1 year 0 2 years 0 3 years 0 Abstain 0 1B Michael T. Dance 1C Mark O. Decker, Jr. 1D Linda J. Hall The Board of Trustees recommends you vote FOR the following proposal: 4RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2018. For 0 Against 0 Abstain 0 1E Terrance P. Maxwell 1F Jeffrey L. Miller 1G John A. Schissel NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1H John D. Stewart The Board of Trustees recommends you vote FOR the following proposal: 2ADVISORY VOTE ON EXECUTIVE COMPENSATION. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000342311_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . The Investors Real Estate Trust 47th Annual Meeting of Shareholders will be held on September 19, 2017, at 9:00 a.m. CDT at the Grand Hotel, 1505 North Broadway, Minot, North Dakota, 58703 This proxy is Solicited on Behalf of the Board of Trustees. The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust ("IRET"), hereby appoints Jeffrey P. Caira, Anne Olson and Matthew M. Volpano, and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial interest of IRET which the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders of IRET to be held at the Grand Hotel, 1505 North Broadway, Minot, North Dakota, on September 19, 2017, at 9:00 a.m., CDT, or any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, TO INDICATE, ON AN ADVISORY BASIS, THAT THE SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION SHOUD BE HELD ANNUALLY, AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. This Proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET. Continued and to be signed on reverse side 0000342311_2 R1.0.1.15